                                                                   EXHIBIT 10.10







                 FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT


                                      among


                          THE WILLIAMS COMPANIES, INC.,
                                   as Borrower


                        CREDIT LYONNAIS NEW YORK BRANCH,
                             as Administrative Agent


                COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES
                              as Syndication Agent


                            THE BANK OF NOVA SCOTIA,
                             as Documentation Agent


                                       and


                            THE LENDERS NAMED HEREIN,
                                     Lenders


                          DATED AS OF OCTOBER 31, 2002

                                TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 1         DEFINITIONS AND TERMS...........................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Number and Gender of Words; Other References...................................................24
         1.3      Accounting Terms...............................................................................25

SECTION 2         BORROWING PROVISIONS...........................................................................25
         2.1      Commitments; Borrowings from Designated Lenders................................................25
         2.2      Termination of Commitments.....................................................................25

SECTION 3         TERMS OF PAYMENT...............................................................................25
         3.1      Loan Accounts, Notes, and Payments.............................................................25
         3.2      Interest and Principal Payments................................................................26
         3.3      Interest Options...............................................................................29
         3.4      Quotation of Rates.............................................................................29
         3.5      Default Rate...................................................................................29
         3.6      Interest Recapture.............................................................................29
         3.7      Interest Calculations..........................................................................29
         3.8      Maximum Rate...................................................................................30
         3.9      Interest Periods...............................................................................30
         3.10     Conversions....................................................................................30
         3.11     Order of Application...........................................................................31
         3.12     Sharing of Payments, Etc.......................................................................31
         3.13     Offset.........................................................................................31
         3.14     Booking Borrowings.............................................................................31

SECTION 4         CHANGE IN CIRCUMSTANCES........................................................................31
         4.1      Increased Cost and Reduced Return..............................................................31
         4.2      Limitation on Types of Loans...................................................................33
         4.3      Illegality.....................................................................................33
         4.4      Treatment of Affected Loans....................................................................33
         4.5      Compensation; Replacement of Lenders...........................................................34
         4.6      Taxes..........................................................................................34

SECTION 5         FEES...........................................................................................36
         5.1      Treatment of Fees..............................................................................36
         5.2      Fees of Administrative Agent and Arranger......................................................36
         5.3      Amendment Fee..................................................................................36

SECTION 6         CONDITIONS PRECEDENT...........................................................................36
         6.1      Conditions Precedent to Closing................................................................36

SECTION 7         REPRESENTATIONS AND WARRANTIES.................................................................37
         7.1      Organization and Good Standing.................................................................37
         7.2      Authorization and Power........................................................................37
         7.3      Approvals and Consents.........................................................................37
         7.4      Enforceable Obligation.........................................................................37



                                       i              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         7.5      Financial Condition............................................................................37
         7.6      No Material Controversies......................................................................38
         7.7      Investment Company.............................................................................38
         7.8      ERISA Compliance...............................................................................38
         7.9      Taxes..........................................................................................38
         7.10     Holding Company................................................................................38
         7.11     Environmental Compliance.......................................................................38
         7.12     Use of Proceeds................................................................................39

SECTION 8         COVENANTS......................................................................................39
         8.1      Compliance with Laws, Etc......................................................................39
         8.2      Financial Statements, Reports and Documents....................................................40
         8.3      Maintenance of Insurance.......................................................................42
         8.4      Preservation of Corporate Existence, Etc.......................................................42
         8.5      Debt; Interest Coverage........................................................................42
         8.6      Liens, Etc.....................................................................................42
         8.7      Merger and Sale of Assets......................................................................43
         8.8      Agreements to Restrict Dividends and Certain Transfers.........................................43
         8.9      Loans and Advances; Investments................................................................43
         8.10     Maintenance of Ownership of Certain Subsidiaries...............................................44
         8.11     Compliance with ERISA..........................................................................44
         8.12     Transactions with Related Parties..............................................................44
         8.13     Guarantees.....................................................................................44
         8.14     Sale and Lease-Back Transactions...............................................................45
         8.15     Use of Proceeds of Borrowings..................................................................45
         8.16     Asset Disposition..............................................................................45
         8.17     Restricted Payments............................................................................46
         8.18     Investment in Other Persons....................................................................47
         8.19     Subsidiary Debt................................................................................48
         8.20     Compliance with Primary Credit Agreement.......................................................48
         8.21     Borrower Liquidity Reserve.....................................................................48
         8.22     Replacement of Legacy L/C with Letter of Credit................................................48
         8.23     Agreement to Restrict Transfers to NewGP.......................................................48
         8.24     Cash Collateralization of Legacy L/Cs..........................................................48

SECTION  9        DEFAULT........................................................................................49
         9.1      Payment of Obligation..........................................................................49
         9.2      Misrepresentation..............................................................................49
         9.3      Covenants......................................................................................49
         9.4      Default Under Other Debt.......................................................................49
         9.5      Debtor Relief..................................................................................50
         9.6      Judgments......................................................................................50
         9.7      Employee Benefit Plans.........................................................................50
         9.8      Validity and Enforceability of Loan Papers.....................................................51

SECTION 10        RIGHTS AND REMEDIES............................................................................51
         10.1     Remedies Upon Default..........................................................................51
         10.2     The Company Waivers............................................................................51
         10.3     Performance by Administrative Agent............................................................51
         10.4     Delegation of Duties and Rights................................................................52



                                       ii             FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         10.5     Not in Control.................................................................................52
         10.6     Course of Dealing..............................................................................52
         10.7     Cumulative Rights..............................................................................52
         10.8     Application of Proceeds........................................................................52
         10.9     Limitation of Rights...........................................................................52
         10.10    Expenditures by Lenders........................................................................52
         10.11    Indemnification................................................................................53

SECTION 11        AGREEMENT AMONG LENDERS........................................................................53
         11.1     Administrative Agent...........................................................................53
         11.2     Expenses.......................................................................................55
         11.3     Proportionate Absorption of Losses.............................................................55
         11.4     Delegation of Duties; Reliance.................................................................55
         11.5     Limitation of Liability........................................................................56
         11.6     Default; Collateral............................................................................57
         11.7     Limitation of Liability........................................................................57
         11.8     Relationship of Lenders........................................................................57
         11.9     Benefits of Agreement..........................................................................57
         11.10    Agents.........................................................................................57
         11.11    Obligation Several.............................................................................57

SECTION 12        MISCELLANEOUS..................................................................................57
         12.1     Headings.......................................................................................57
         12.2     Nonbusiness Days...............................................................................57
         12.3     Communications.................................................................................58
         12.4     Form and Number of Documents...................................................................58
         12.5     Exceptions to Covenants........................................................................58
         12.6     Survival.......................................................................................58
         12.7     Governing Law..................................................................................58
         12.8     Invalid Provisions.............................................................................58
         12.9     Entirety.......................................................................................58
         12.10    Jurisdiction; Venue; Service of Process; Jury Trial............................................59
         12.11    Amendments, Consents, Conflicts, and Waivers...................................................59
         12.12    Multiple Counterparts..........................................................................60
         12.13    Successors and Assigns; Assignments and Participations.........................................60
         12.14    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances....................63
         12.15    Confidentiality................................................................................63
         12.16    No Bankruptcy Proceedings......................................................................64
         12.17    Guaranties.....................................................................................64
         12.18    Existing Defaults of No Effect.................................................................64


                             EXHIBITS AND SCHEDULES

Exhibit A               -       Form of Term Note
Exhibit B               -       Form of Notice of Conversion
Exhibit C               -       Form of Assignment and Acceptance Agreement
Exhibit D-1             -       Form of Opinion of General Counsel of the Company and the
                                Guarantors
Exhibit D-2             -       Form of Opinion of New York Counsel to the Company and
                                the Guarantors



                                      iii             FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

Exhibit E               -       Form of Designation Agreement
Exhibit F               -       Investments Described in Section 8.9 of the Agreement
Exhibit G               -       Existing Loans and Investments in WCG Subsidiaries
Schedule I              -       Permitted Liens
Schedule II             -       Material Controversies
Schedule III            -       Progeny Facilities
Schedule IV             -       Additional Public Filings
Schedule V              -       Permitted Dispositions
Schedule 2.1            -       Lenders and Commitments
Schedule 6.1            -       Conditions Precedent to Closing



                                      iv              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

                    FIRST AMENDED AND RESTATED LOAN AGREEMENT

         THIS FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT is entered into as of this 31 day of October, 2002, among THE WILLIAMS COMPANIES, INC., a Delaware corporation (the "COMPANY"), LENDERS (hereinafter defined), COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES, as Syndication Agent (hereinafter defined), THE BANK OF NOVA SCOTIA, as Documentation Agent (hereinafter defined), and CREDIT LYONNAIS NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the laws of the Republic of France, as a Lender and as Administrative Agent (hereinafter defined) for itself and the other Lenders, as hereinafter defined.

                                    RECITALS

         A. The Company, the Lenders, the Syndication Agent, the Documentation Agent and the Administrative Agent are parties to that certain Term Loan Agreement dated as of April 7, 2000, as amended by a First Amendment to Term Loan Agreement dated as of August 21, 2000, a Waiver and Second Amendment to term Loan Agreement dated as of January 31, 2001, a Third Amendment to Term Loan Agreement dated as of February 7, 2002, a Fourth Amendment to Term Loan Agreement Dated as of March 11, 2002, and a Fifth Amendment to term Loan Agreement dated as of July 31, 2002 (such Term Loan Agreement, as so amended herein referred to as the "Existing Loan Agreement"), pursuant to which the Company has borrowed certain term loans from the Lenders in the aggregate principal amount of $400,000,000 for the purpose of refinancing existing indebtedness, financing acquisitions and capital expenditures and for general corporate purposes.

         B. The Company has requested that the Existing Loan Agreement be amended and restated as provided herein, and the Administrative Agent, the Syndication Agent, the Documentation Agent, and the Lenders are willing to so amend and restate the Existing Loan Agreement upon and subject to the terms and conditions set forth in this Agreement.

         Accordingly, in consideration of the mutual covenants contained herein, the Company, Administrative Agent, Syndication Agent, Documentation Agent and Lenders agree that the Existing Loan Agreement is hereby amended and restated, in its entirety, as follows:

SECTION 1  DEFINITIONS AND TERMS

         1.1 Definitions. As used herein:

         "ACCEPTABLE SECURITY INTEREST" in any property shall mean a Lien granted pursuant to a Credit Document (i) which exists in favor of the Collateral Trustee for the benefit of itself and other parties, as more fully described in the Collateral Trust Agreement, (ii) which is superior to all other Liens, except Permitted Liens, (iii) which secures the "Secured Obligations" as defined in the Security Agreement (as defined in the L/C Agreement), and (iv) which is perfected and is enforceable by the Collateral Trustee, for the benefit of itself and other parties, as more fully described in the Collateral Trust Agreement, against all other Persons in preference to any rights of any such other Person therein (other than Permitted Liens); provided that such Lien may be subject to the "Agreed Exceptions" (as defined in the L/C Agreement).

         "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such



                                                      FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

Eurodollar Rate Borrowing for such Interest Period by (b) one minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

         "ADMINISTRATIVE AGENT" means Credit Lyonnais New York Branch and its permitted successors or assigns as "Administrative Agent" under this Agreement.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire substantially in the form of EXHIBIT C hereto, which each Lender shall complete and provide to Administrative Agent.

         "AFFILIATE" of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

         "AGENTS" means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

         "AGREEMENT" means this First Amended and Restated Term Loan Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

         "AMERICAN SODA" means American Soda, L.L.P., a Colorado limited liability partnership.

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Lender (or an Affiliate of such Lender) may from time to time specify to Administrative Agent and the Company by written notice in accordance with the terms hereof.

         "APPLICABLE MARGIN" means the percentage set forth in the table below for the Type of Borrowing which corresponds to the Company's conformity, on any date of determination, with the ratings (or implied ratings) established by both S&P and Moody's applicable to the Company's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("INDEX DEBT"):

       INDEX DEBT RATINGS              EURODOLLAR           BASE RATE
                                     RATE BORROWINGS        BORROWINGS

           Category 1
      BB+ and Ba1 or higher              3.250%               2.000%

           Category 2
           BB and Ba2                    3.750%               2.500%

           Category 3
          BB- and Ba3                    4.250%               3.000%

           Category 4
           B+ and B1                     4.500%               3.250%

           Category 5
       B and B2; or lower                4.750%               3.500%



                                       2              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         For purposes of determining the Applicable Margin, with respect to the debt ratings criteria: (i) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 5; (ii) if only one of Moody's or S&P shall have in effect a rating for Index Debt, the Company and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an agreement for the rating agency which shall not have a rating in effect, and in the absence of such agreement the Applicable Margin will be determined by reference to the available rating; (iii) except as expressly provided in the above table, if the ratings established by Moody's and S&P shall differ by (x) one Category, the Applicable Margin shall be determined by reference to the numerically higher Category, and (y) two or more Categories the Applicable Margin shall be determined by reference to the numerical Category which is the numerically highest such Category (for example, if the rating from S&P is in Category 2 and the rating from Moody's is in Category 5, the Applicable Margin shall be determined by reference to Category 5); and (iv) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the payment in full of the Obligation, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency, and the Applicable Margin shall continue to be based upon the ratings Category in effect immediately prior to such event until such agreement on a substitute rating agency is reached.

         "ARRANGER" means Credit Lyonnais New York Branch and its successors and assigns.

         "ARCTIC FOX" has the meaning specified in the definition of "Arctic Fox Capital Contribution."

         "ARCTIC FOX CAPITAL CONTRIBUTION" means the transfer of the Equity Interests of Williams Energy (Canada), Inc. from Williams GmbH, in the form of a dividend, up through certain other Subsidiaries, to the Company, and by the Company in the form of a capital contribution to Arctic Fox Assets, L.L.C. ("ARCTIC FOX") as required by, and in accordance with, Amendment No. 3 to Certain Operative Documents and Consents dated as of October 31, 2002, among, inter alia, the Company and Arctic Fox.

         "ASSET" or "PROPERTY" (in each case, whether or not capitalized) means any right, title or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "ATTRIBUTABLE OBLIGATION" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "BANKRUPTCY" as now or hereinafter in effect, or any successor thereto.

         "BARRETT" means, collectively, RMT and its Subsidiaries.

         "BARRETT LOAN" means the loans made pursuant to the Barrett Loan Agreement.



                                       3              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "BARRETT LOAN AGREEMENT" means the Credit Agreement dated as of July 31, 2002, among the Company, RMT LLC, RMT, the Lenders party thereto from time to time, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent and as Administrative Agent and the Loan Documents (as defined therein).

         "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) or
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "BASE RATE BORROWING" means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

         "BORROWING" means any amount disbursed (a) by one or more Lenders to the Company under the Loan Papers, whether such amount constitutes an original disbursement of funds or the continuation of an amount outstanding or (b) by any Lender in accordance with, and to satisfy the obligations under, any Loan Paper.

         "BUSINESS DAY" means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in New York, New York, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         "BUSINESS ENTITY" means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company trust, unincorporated association, joint venture or other entity.

         "CALIFORNIA PROCEEDINGS" means the proceedings with or in the State of California, as described in more detail on the Form 10-Q for the quarterly period ended June 30, 2002, filed by the Company with the Securities and Exchange Commission on August 14, 2002.

         "CAPITAL LEASE" means a lease that in accordance with generally acceptable accounting principles must be reflected on a company's balance sheet as an asset and corresponding liability.

         "CARDINAL PIPELINE SYSTEM" means that intrastate natural gas pipeline system doing business under that name located in the State of North Carolina, in which the Company indirectly owned a 45% interest on July 31, 2002.

         "CASH COLLATERALIZE" has the meaning specified in SECTION 1.1 of the L/C Agreement.

         "CASH EQUIVALENTS" means any of the following, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens other than Permitted Liens and having a maturity of not greater than 270 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a "Bank" under each of the Primary Credit Agreement or the L/C Agreement or a member of the Federal Reserve System, issues (or the parent of which issues) commercial



                                       4              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $500,000,000, per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "CASH FLOW" means, for any period, the Consolidated cash flow from operations of the Company and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that in determining such Consolidated cash flow from operations, there shall be excluded therefrom (to the extent otherwise included therein) (a) any positive cash flow from operations of any Person (including Project Financing Subsidiaries) subject to any restriction prohibiting the distribution of cash to the Company or any of its Consolidated Subsidiaries, except and then only to the extent of the amount thereof that the Company or any of its Consolidated Subsidiaries actually receives or has the right to receive (within the limits of such restrictions) during such period, (b) proceeds resulting from the sale, transfer or other disposition of any property by the Company or its Consolidated Subsidiaries (other than sales, transfers and other dispositions in the ordinary course of business), (c) all other extraordinary items, (d) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes, (e) repayment of the WCG Synthetic Lease and (f) for the third Fiscal Quarter of 2002 only, margin and capital or adequate assurances relating to its refining and marketing and EMT.

         "CASH HOLDINGS" of any Person means the total investment of such Person at the time of determination in:

                  (a) demand deposits or time deposits maturing within one year with any Agent or any Lender or any Bank (as defined in the Primary Credit Agreement) (or other commercial banking institution of the stature referred to in CLAUSE (d)(i) of this definition);

                  (b) any note or other evidence of indebtedness, maturing not more than one (1) year after such time, issued or guaranteed by the United States Government or by a government of another country which carries a long-term rating of Aaa by Moody's or AAA by S&P;

                  (c) commercial paper, maturing not more than nine (9) months from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of the
                  Company) rated (x) A-1 by S&P, P-1 by Moody's or F-1 by Fitch or (y) lower than set forth in the immediately preceding clause (x), provided, however, that the value of all such commercial paper shall not exceed 10% of the total value of all commercial paper comprising "Cash Holdings," or

                           (ii) any Agent or any Lender or any Bank (as defined
                  in the Primary Credit Agreement) (or its holding company) with a rating on its long-term unsecured debt of at least AA from S&P or Aa from Moody's;

                  (d) any certificate of deposit or bankers acceptance, maturing not more than three (3) years after such time, which is issued by either

                           (i) a commercial banking institution that is a member
                  of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $1,000,000,000; or



                                       5              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

                           (ii) any Agent or any Lender or any Bank (as defined
                  in the Primary Credit Agreement)with a rating on its long-term unsecured debt of at least AA from S&P or Aa from Moody's;

                  (e) notes or other evidences of indebtedness, maturing not more than three (3) years after such time, issued by

                           (i) a corporation (other than an Affiliate of the
                  Company) rated AA by S&P or Aa by Moody's, or

                           (ii) any Agent or any Lender or any Bank (as defined
                  in the Primary Credit Agreement) (or its holding company)with a rating on its long-term unsecured debt of at least AA from S&P or Aa from Moody's;

                  (f) any repurchase agreement entered into with any Agent or any Lender or any Bank (as defined in the Primary Credit Agreement) (or other commercial banking institution of the stature referred to in CLAUSE (d)(i) of this definition) which

                           (i) is secured by a fully perfected security interest
                  in any obligation of the type described in any of CLAUSES (a) through (d);

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of Administrative Agent or such Lender or Bank (as defined in the Primary Credit Agreement) (or other commercial banking institution) thereunder; and

                  (g) money market preferred instruments by participation in a Dutch auction (or the equivalent) where the instrument is rated no lower than Aa by Moody's or AA by S&P.

         "CASTLE" means Castle Associates, L.P., a Delaware partnership.

         "CASTLE PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Castle Associates, L.P., dated as of December 23, 1998, by and among Garrison, L.L.C., a Delaware limited liability company, Laughton, L.L.C., a Delaware limited liability company, and Colchester LLC, a Delaware limited liability company, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "CASTLE TRANSACTION" means the purchase by the Company of the limited partnership interest in Castle held by Colchester LLC, a Delaware Limited liability company.

         "CLOSING DATE" means the date upon which this Agreement has been executed by the Company, Determining Lenders, and Administrative Agent and all conditions precedent specified in SECTION 6.1 have been satisfied or waived.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

         "COLLATERAL" shall have the meaning specified in SECTION 1.1 of the L/C Agreement.



                                       6              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "COLLATERAL TRUST AGREEMENT" means that certain Collateral Trust Agreement dated as of July 31, 2002 by and among the Company, several of its Subsidiaries and the Collateral Trustee, which Collateral Trust Agreement provides for certain Collateral to be held by such Collateral Trustee for the benefit of the Banks and agents under the Primary Credit Agreement, the Banks, Issuing Banks and agents under the L/C Agreement and the holders of certain public debt of the Company issued pursuant to that certain (i) Indenture between MAPCO Inc., as Issuer, Bankers Trust Company, as Trustee dated March 31, 1990 and (ii) Indenture between Transco Energy Company, as Issuer and Bankers Trust Company, as Trustee dated May 1, 1990.

         "COLLATERAL TRUSTEE" means Citibank, N.A, in its capacity as "Collateral Trustee" pursuant to the Collateral Trust Agreement and its successors or assigns appointed pursuant to Article 5 of the Collateral Trust Agreement.

         "COMMITMENT" means an amount (subject to reduction or cancellation as herein provided) equal to $400,000,000.

         "COMMITMENT PERIOD" means the period of time from April 7, 2000 to and including the earlier of (i) the date which is ninety (90) days after April 7, 2000, and (ii) the effective date of any other termination or cancellation of the Lenders' commitments to make loans under, and in accordance with, this Agreement.

         "COMPANY" is defined in the preamble to this Agreement and includes any permitted successors of the Company.

         "CONSEQUENTIAL LOSS" means any actual loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of (a) any failure or refusal of the Company (for any reasons whatsoever other than a default by Administrative Agent or a Lender) to accept or utilize such Borrowing after the Company shall have requested it under this Agreement, or (b) any prepayment or payment of such Borrowing or conversion of such Borrowing to a Borrowing of another Type, in each case, prior to the last day of the Interest Period therefor.

         "CONSOLIDATED" refers to the consolidation of the accounts of any Person and its consolidated subsidiaries in accordance with generally accepted accounting principles.

        "CONSOLIDATED NET WORTH" of any Person means the Net Worth of such Person and its Consolidated Subsidiaries on a Consolidated basis plus, in the case of the Company, the Designated Minority Interests to the extent not otherwise included; provided that, in no event shall the value ascribed to Designated Minority Interests for the Consolidated Subsidiaries of the Company described in clauses (i) through (v), (vii) and (viii) of the definition of "Designated Minority Interests" below exceed $136,892,000 in the aggregate for the purposes of this definition. As used in this definition, "Designated Minority Interests" means, as of any date of determination, the total value, determined in accordance with generally accepted accounting principles, of the minority interests of Persons other than the Company and Consolidated Subsidiaries of the Company in the following Subsidiaries of the Company: (i) El Furrial, (ii) PIGAP II, (iii) Nebraska Energy, (iv) Seminole, (v) American Soda,
(vi) the Midstream Asset MLP, (vii) Apco Argentina, Inc. and (viii) other Subsidiaries with a value not to exceed in the aggregate $9,000,000 for such other Subsidiaries not referred to in items (i) through (viii); provided that minority interests which provide for a stated preferred cumulative return shall not be included in "Designated Minority Interests".

         "CONSOLIDATED SUBSIDIARIES" of any Person means all other Persons the financial statements of which are consolidated with those of such Person in accordance with generally accepted accounting principles. For



                                       7              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
the avoidance of doubt, as of the date of this Agreement, the MLP and its Subsidiaries shall be "Consolidated Subsidiaries" of the Company.

         "CONSOLIDATED TANGIBLE NET WORTH" of any Person means the Tangible Net Worth of such Person and its Consolidated Subsidiaries on a Consolidated basis.

         "CONSOLIDATING" refers to, with respect to the balance sheets and statements of income and cash flow required by SECTIONS 7.5, 8.2(b) and 8.2(c), the consolidation of the accounts of the Company and its Subsidiaries in accordance with the following format: (i) the WCG Subsidiaries, (ii) the Company and its Subsidiaries (which term does not include the WCG Subsidiaries), (iii) consolidation adjustments, and (iv) Consolidated financial statements of the Company and each of its Subsidiaries, including the WCG Subsidiaries.

         "CREDIT DOCUMENTS" means the Primary Credit Agreement, the L/C Agreement, the L/C Collateral Documents, the Letter of Credit Documents, each Letter of Credit, all documents, instruments, agreements, certificates and notices at any time executed and/or delivered to the Collateral Trustee, the "Surety Administrative Agent", "Agent," any "Issuing Bank," or any "Bank" (as such terms are defined in each of the Primary Credit Agreement and the L/C Agreement) in connection therewith.

         "DEBT" means, in the case of any Person, the principal or equivalent amount (without duplication) of (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business), (iv) obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (v) payments necessary to exercise a purchase option with respect to the property used by such Person and encumbered by a Synthetic Lease with such Person as lessee, excluding any portion of such amount representing accrued interest, transfer taxes or other ancillary items, (vi) obligations of such Person under any Financing Transaction, (vii) indebtedness (other than that described in CLAUSES
(i) through (iv), (viii), (ix) and (x) of this definition) incurred after July 31, 2002 of the Subsidiaries of such Person, and indebtedness (other than that described in CLAUSES (i) through (iv), (viii), (ix) and (x) of this definition) incurred after July 31, 2002 of any other entity that has been created or utilized, directly or indirectly, for financing purposes of such Person or any of its Subsidiaries, (viii) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in CLAUSES (i) through (vii) of this definition, (ix) indebtedness or obligations of others of the kinds referred to in CLAUSES (i) through (viii) of this definition secured by any Lien on or in respect of any property of such Person and (x) any Attributable Obligations of such Person; provided, however, that Debt shall not include (v) any obligation of the Company or its Subsidiaries in respect of the WCG Note Trust Bonds; (w) any obligations of the Company in respect of the FELINE PACS; (x) Non-Recourse Debt; (y) Performance Guaranties, (z) monetary obligations or guaranties of monetary obligations of Persons as lessee under leases (other than, to the extent provided herein above, Synthetic Leases) that are, in accordance with generally accepted accounting principles, recorded as operating leases and (aa) guarantees by such Person of obligations of others which are not obligations described in CLAUSES (i) through (x) of this definition, and provided further that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder. For the avoidance of doubt, "DEBT" shall not include the Letters of Credit.



                                       8              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "DEEPWATER ASSETS" shall have the meaning given such term in Item 7 of
Schedule V hereto.

         "DEEPWATER JV" means any Person to whom any Deepwater Assets have been transferred in connection with the formation of such Person and in which the Company or any of its Subsidiaries has retained an Equity Interest.

         "DEEPWATER TRANSACTIONS" means, collectively, the transactions consummated in connection with (i) that certain Second Amended and Restated Participation Agreement dated January 28, 2002 by and among Williams Field Services - Gulf Coast Company, L.P., as Lessee, Williams Field Services Company, as Construction Agent, the Company, as Guarantor, Wells Fargo Bank Northwest, National Association, (fka First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A., (successor to First Security Trust Company of Nevada), as Collateral Agent, the Certificate Holders, Hatteras Funding Corporation, as CP Lender, the Facility Lenders, Bank of America, National Association, as Administrative Agent and Administrator, Banc Of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent and/or (ii) that certain Second Amended and Restated Participation Agreement dated January 28, 2002 by and among Williams Oil Gathering, L.L.C., as Lessee, Williams Field Services Company, as Construction Agent, the Company, as Guarantor, Wells Fargo Bank Northwest, National Association, (fka First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A., (successor to First Security Trust Company of Nevada), as Collateral Agent, the Certificate Holders, Hatteras Funding Corporation, as CP Lender, the Facility Lenders, Bank of America, National Association, as Administrative Agent and Administrator, Banc Of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally.

         "DEFAULT" is defined in SECTION 9.

         "DEFAULT RATE" means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings plus 2% and (b) the Maximum Rate.

         "DESIGNATED LENDER" means a special purpose corporation that is identified as such on the signature pages hereto next to the caption "Designated Lender" as well as each special purpose corporation that (i) shall have become a party to this Agreement pursuant to SECTION 12.13(f), and (ii) is not otherwise a Lender.

         "DESIGNATED LENDER NOTE" means a promissory note of the Company, substantially in the form of EXHIBIT A hereto, evidencing the obligation of the Company, and "DESIGNATED LENDER NOTES" means any and all such promissory notes issued hereunder.

         "DESIGNATING LENDER" shall mean each Lender that is identified as such on the signature pages hereto next to the caption "Designating Lender" and immediately below the signature of its Designated Lender as well as each Lender that shall designate a Designated Lender pursuant to SECTION 12.13(f) hereof.

         "DESIGNATION AGREEMENT" means a designation agreement in substantially the form of EXHIBIT E attached hereto, entered into by a Lender and a Designated Lender and accepted by the Company and the Administrative Agent.



                                       9              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "DESIGNATED MINORITY INTERESTS" has the meaning specified in the definition of "Consolidated Net Worth" herein.

         "DETERMINING LENDERS" means for all purposes under the Loan Papers, those Lenders who collectively hold at least 51% of the Principal Debt.

         "DISTRIBUTION" for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

         "DOCUMENTATION AGENT" means The Bank of Nova Scotia and its permitted successors or assigns as "DOCUMENTATION AGENT" under this Agreement.

         "DOLLARS" and the symbol $ shall mean lawful money of the United States of America.

         "EDGAR" means "Electronic Data Gathering, Analysis and Retrieval" system, a database maintained by the Securities and Exchange Commission containing electronic filings of issuers of certain securities.

         "EL FURRIAL" means WilPro Energy Services (El Furrial) Limited, a Cayman Islands corporation.

         "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 12.13, the Company (such approval not to be unreasonably withheld or delayed by the Company and such approval to be deemed given by the Company if no objection is received by the assigning Lender and the Administrative Agent from the Company within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Company); provided, however, that neither the Company nor any Affiliate of the Company shall qualify as an Eligible Assignee.

         "EMT" means Williams Energy Marketing & Trading Company.

         "ENVIRONMENT" shall have the meaning set forth in 42 U.S.C. Section 9601(8) or any successor statute, and "Environmental" shall mean pertaining or related to the Environment.

         "ENVIRONMENTAL PERMITS" mean any and all material permits, licenses, registrations, exemptions and any other authorization required under any Environmental Protection Statutes.

         "ENVIRONMENTAL PROTECTION STATUTE" means any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree or other agreement or Governmental Requirement arising from or in connection with or relating to the protection or regulation of the Environment, including, without limitation, those laws, statutes, regulations, orders, decrees, agreements and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant, wherever located.

         "EQUITY INTERESTS" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.



                                      10              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings promulgated thereunder from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

         "EURODOLLAR RATE" means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "EURODOLLAR RATE BORROWING" means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings.

         "EXHIBIT" means an exhibit to this Agreement unless otherwise specified.

         "EXISTING LOAN AGREEMENT" has the meaning specified in the Recitals of this Agreement.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         "FELINE PACS" means those certain units, as described in the Company's prospectus supplement dated January 7, 2002, issued by the Company in January, 2002 in an aggregate face amount of $1,100,000,000.

         "FINANCING TRANSACTION" means, with respect to any Person, any individual or group of related Persons (i) prepaid forward sales of oil, gas, minerals or other Assets by such Person, (ii) interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives or (iii) sales or transfers of Assets, the primary effect of which or an important purpose of which is to receive money or credit in advance coupled with an obligation to repay or perform in the future to effect repayment thereof, including any contract monetization or production payment. Notwithstanding the foregoing, the following transactions, if entered into in the ordinary course of business by the Company or any of its affiliates and otherwise permitted hereunder, shall be deemed not to be Financing Transactions: (a) sales or exchanges of property fully



                                      11              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
delivered within 90 days of receipt of the first payment by a counterparty therefor, (b) interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives (including prepayment of forward sales of property to a counterparty of the Company or any of its affiliates to hedge against risks in the ordinary course of business, provided that the forward delivery obligation with respect to the property sold must be fully performed within 120 days), and (c) "riskless" forward sales or exchanges of property whereby a third party guarantees the performance obligations of the Company or any of its affiliates to deliver such property without subrogation or other recourse against the Company or any of its affiliates by any party to the transaction. The term "contract monetization" as used in this definition means the acceleration of cash flows a contract party expects to receive from such contract pursuant to which the contract party retains a significant ongoing obligation to perform, but shall in any event exclude transactions commonly referred to as securitizations. The term "production payment" as used in this definition means a limited-term non-cost bearing right to receive produced hydrocarbons or the proceeds therefrom satisfiable in cash or in kind up to an aggregate defined amount of cash and/or hydrocarbons.

         "FISCAL QUARTER" means any quarter of a Fiscal Year.

         "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2002 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "FITCH" means Fitch, Inc.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

         "GOVERNMENTAL AUTHORITY" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GOVERNMENTAL REQUIREMENTS" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

         "GUARANTORS" means, collectively, Williams Gas Pipeline Company, L.L.C., a Delaware limited liability company, and Williams Production Holdings L.L.C., a Delaware limited liability company.

         "HAZARDOUS SUBSTANCE" shall have the meaning set forth in 42 U.S.C.
Section 9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Protection Statute.

         "HAZARDOUS WASTE" shall have the meaning set forth in 42 U.S.C. Section 6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Protection Statute (including, without limitation, 40 C.F.R. Section 261.3).

         "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging obligations.



                                      12              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "HOLDINGS GUARANTY" means that certain Subordinated Guaranty dated as of July 31, 2002 executed by RMT LLC in favor of the "Financial Institutions" described therein, as amended, supplemented or modified from time to time.

         "HYDROCARBONS" (whether or not capitalized) means oil, gas, casinghead gas, condensate, distillate, and liquid hydrocarbons.

         "INSUFFICIENCY" means with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

         "INTEREST EXPENSE" means, for any period, the gross interest expense (determined in accordance with generally accepted accounting principles) of the Company and its Consolidated Subsidiaries accrued for such period, including that attributable to the capitalized amount of obligations owing under Capital Leases, all debt discount amortized in such period and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net of interest income (determined in accordance with generally accepted accounting principles) of the Company and its Consolidated Subsidiaries, but excluding such interest expense, debt discount, commissions, discounts and other fees and charges and interest income to the extent attributable to the Non-Recourse Debt of Project Financing Subsidiaries; provided that, interest expense incurred in connection with the WCG Note Trust Bonds shall be excluded from this definition.

         "INTEREST PERIOD" is determined in accordance with SECTION 3.9.

         "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the Assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in CLAUSE (VIII) or (IX) of the definition of "Debt" in respect of such Person.

         "L/C AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of October 31, 2002 among the Company, as "Borrower", the "Agent," "Collateral Agent," "Syndication Agent," "Issuing Banks," the "Arranger," and those certain financial institutions party thereto as "Banks" (as the same may from time to time be further amended, supplemented, restated or otherwise modified).

         "L/C COLLATERAL DOCUMENTS" means the "Security Documents" as defined in the L/C Agreement.

         "L/C FACILITY" means the letter of credit facility under the L/C Agreement.

         "LEGACY L/CS" means those outstanding letters of credit as of July 31, 2002 as set forth on SCHEDULE XII of the Primary Credit Agreement, to the extent such Letters of Credit have not been fully Cash Collateralized.

         "LAWS" means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         "LENDERS" means, on any date of determination, (a) the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with
SECTION 12.13(c) of this Agreement), and subject to the terms and conditions of this Agreement, their respective successors and assigns, but not any Participant who is not otherwise a party to this



                                      13              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

Agreement, and (b) the Designated Lenders, if any; provided, however, that the term "Lender" shall exclude each Designated Lender when used in reference to a Borrowing (except to the extent a Designated Lender is the obligee of a Borrowing actually funded by it pursuant to SECTION 2.1(b) hereof), or terms relating to the Borrowings (except as noted above).

         "LETTERS OF CREDIT" has the meaning specified in SECTION 1.1 of the L/C Agreement.

         "LETTER OF CREDIT COMMITMENT" has the meaning specified in SECTION 1.1 of the L/C Agreement.

         "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

         "LIENS" means a mortgage, pledge, lien, security interest or other charge or encumbrance, or any other analogous type of preferential arrangement to secure or provide for the payment of any Debt, trade payable, obligation or other liability of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

         "LIQUIDITY BANK" means for any Designated Lender, at any date of determination, the collective reference to the financial institutions which at such date are providing liquidity or credit support facilities to or for the account of such Designated Lender to fund such Designated Lender's obligations hereunder or to support the securities, if any, issued by such Designated Lender to fund such obligations.

         "LITIGATION" means any action by or before any Governmental Authority.

         "LLC GUARANTY" means that certain Guaranty dated as of July 31, 2002 executed by Williams Gas Pipeline Company, L.L.C. in favor of the "Financial Institutions" described therein, as the same may be amended, modified or supplemented from time to time.

         "LOAN PAPERS" means (a) this Agreement, certificates delivered pursuant to this Agreement, and Exhibits and Schedules hereto, (b) the Holdings Guaranty, the LLC Guaranty, and all other agreements, documents, or instruments in favor of Agents or Lenders (or Administrative Agent on behalf of Lenders) delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

         "MAJOR SUBSIDIARY" means any Subsidiary of the Company with Assets having a book value of $1,000,000,000 or more.

         "MAPL" means Mid-America Pipeline Company, LLC., a Delaware limited liability company.

         "MAPL ASSET DISPOSITION" means the sale, transfer or other distribution of the Equity Interests in or Assets of MAPL and Mapletree, LLC.

         "MATERIAL SUBSIDIARY" means (i) each Major Subsidiary and each other Subsidiary of the Company (other than a Project Financing Subsidiary) that itself (on an unconsolidated, stand alone basis) owns in excess



                                      14              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
of 5% of the book value of the Consolidated Assets of the Company and its Consolidated Subsidiaries, (ii) each of TGPL, TGT and NWP and (iii) each Subsidiary of the Company that owns any direct or indirect interest in TGPL, TGT and NWP.

         "MATURITY DATE" means April 7, 2003.

         "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "MIDSTREAM ASSET MLP" means one or more master limited partnerships included in the Consolidated financial statements of the Company to which the Company has transferred or shall transfer certain assets relating to the Midstream Business as well as certain marine and inland terminals and related pipeline systems, including MLP.

         "MIDSTREAM ASSETS" means all Assets now owned or hereafter acquired by the Company or any of its Subsidiaries, which are either individually, or in conjunction with other Midstream Assets, necessary for the conduct of the Midstream Business by the Company and its Subsidiaries, including the Refineries in Alaska and Tennessee, except that "MIDSTREAM ASSETS" shall not include (a) the assets being part of either of the MAPL Asset Disposition or Seminole Asset Disposition unless the MAPL Disposition or Seminole Asset Disposition, as applicable, shall not have occurred on or prior to the date that is 60 days from July 31, 2002, and (b) any Assets of NewGP or any of its Subsidiaries.

         "MIDSTREAM BUSINESS" means the gathering, marketing, dehydrating, treating, processing, fractionating, refining, storing, selling and transporting of Hydrocarbons and Refined Hydrocarbons in the United States, and any business relating thereto; provided that "Midstream Business" shall not include (i) operations that are directly related to the exploration and production of Hydrocarbons, (ii) the interstate transportation and storage of natural gas and associated liquid hydrocarbons under the jurisdiction of the Natural Gas Act, and (iii) the transportation and storage of natural gas and associated liquid hydrocarbons through the Cardinal Pipeline System.

         "MIDSTREAM GUARANTY" means that certain guaranty executed by those certain guarantors in substantially the form of EXHIBIT H to the L/C Agreement, as amended, supplemented or modified from time to time.

         "MLP" means Williams Energy Partners L.P., a Delaware limited partnership.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate of the Company is making or accruing an obligation to make contributions, or has within any of the preceding five (5) years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" means an employee benefit plan as defined in
Section 3(2) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Company or any ERISA Affiliate of any Borrower, and one or more employers other than the Company or an ERISA Affiliate of the Company, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any ERISA Affiliate of the Company made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.



                                      15              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "NATURAL GAS ACT" shall mean the Natural Gas Act, 15 U.S.C Sections 717(a)-717(w).

         "NEBRASKA ENERGY" means Nebraska Energy, L.L.C., a Kansas limited liability company.

         "NET CASH PROCEEDS" means, with respect to any sale, transfer or other disposition of any asset or the sale or issuance of any equity interests (including, without limitation, any capital contribution) by any Person, the gross cash proceeds received (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when such cash is received) by or on behalf of such Person in connection with such transaction net of only (a) reasonable transaction costs, including customary and reasonable brokerage commissions, underwriting fees and discounts, legal fees, fees paid to accountants and financial advisors, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Debt by the terms of the agreement or instrument governing such Debt (including, without limitation, the Barrett Loan Agreement and the WECI Note), that is required to be repaid or cash collateralized in the case of letters of credit, upon such disposition, including any premium, make-whole or breakage amount related thereto, (d) payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale; provided that such gross proceeds shall not include any portion of such gross cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments (including indemnification payments, tax expenses and purchase price adjustments, to the extent the Person delivers to the Administrative Agent a certificate signed by an officer of such Person as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than 120 days following the date of the respective disposition; and provided, further that such 120-day period shall be extended to the extent any amount of such proceeds is subject to a good faith dispute or claim), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by such Person shall constitute Net Cash Proceeds on such date received by such Person from such sale, lease, transfer or other disposition.

         "NET DEBT" means as of any date of determination, the excess of (x) the aggregate amount of all Debt of the Company and its Subsidiaries on a Consolidated basis, excluding Non-Recourse Debt, over (y) the sum of the Cash Holdings of the Company and its Subsidiaries on a Consolidated basis.

         "NET WORTH" of any Person means, as of any date of determination, the excess of total assets of such Person plus all non-cash losses resulting from the write-down or disposition of the Trading Book over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles; provided, however, that for purposes of calculating Net Worth, total liabilities shall not include any obligations of the Company in respect of the FELINE PACS.

         "NEWGP" means a Business Entity organized under Delaware law, which may be formed before, on or after the date hereof, and which (i) will be at the time of formation a Wholly-Owned Subsidiary of the Company, and (ii) will be formed for the sole purpose of acquiring certain Equity Interests in MLP currently held by Williams GP, LLC and acting as the general partner of MLP.

         "NON-RECOURSE DEBT" means (i) any Debt incurred by any Project Financing Subsidiary to finance the acquisition (other than the acquisition from the Company or any Subsidiary of the Company that is not a Project Financing Subsidiary), improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or providing financing for, a project listed on
SCHEDULE IV to the Primary Credit Agreement or any new project commenced or acquired after July 31, 2002, which Debt does not provide for recourse against the Company or any Subsidiary of the Company (other than a Project Financing Subsidiary and such recourse as exists under a



                                      16              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

Performance Guaranty) or any property or asset of the Company or any Subsidiary of the Company (other than Equity Interests in, or the property or assets of a Project Financing Subsidiary) and (ii) any refinancing of such Debt that does not increase the outstanding principal amount thereof at the time of the refinancing or increase the property subject to any Lien securing such Debt or otherwise add additional security or support for such Debt.

         "NOTES" means, at the time of any determination thereof, all outstanding and unpaid Term Notes.

         "NOTICE OF BORROWING" is defined in SECTION 2.3(a).

         "NOTICE OF CONVERSION" is defined in SECTION 3.10.

         "NWP" means Northwest Pipeline Corporation, a Delaware corporation.

         "OBLIGATION" means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, or any Lender arising from, by virtue of, or pursuant to any Loan Paper, together with all interest accruing thereon, fees, costs, and reasonable expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

         "OTHER TAXES" shall have the meaning assigned to it in SECTION 4.6(b) hereof.

         "PARTICIPANT" is defined in SECTION 12.13(e).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         "PERFORMANCE GUARANTY" means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of or Equity Interests in a Project Financing Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other Person of the (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity contributions to the relevant Project Finance Subsidiary, or (c) performance by a Project Financing Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.

         "PERMITTED DISPOSITIONS" means (a) the disposition of the assets or Persons set forth on SCHEDULE V or the assets currently owned by such Persons and (b) the TWC Asset Dispositions.

         "PERMITTED LIENS" means Liens specifically described on SCHEDULE I.

         "PERMITTED REFINANCING DEBT" has the meaning assigned thereto on
SCHEDULE I.

         "PERSON" means an individual, sole proprietorship, partnership, joint venture, association, trust, estate, business trust, corporation, not-for-profit corporation, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar Business Entity or organization.

         "PIGAP II" means WilPro Energy Services (PIGAP II) Limited, a Cayman Islands corporation.



                                      17              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "PLAN" means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or, in the event such plan has terminated, to which contributions have been made or an obligation to make contributions has accrued, during any of the five (5) plan years preceding the date of termination of such plan by the Company or any ERISA Affiliate for employees of the Company or any such ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code.

         "POWERTEL" means PowerTel Limited, an Australian corporation.

         "POTENTIAL DEFAULT" means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         "PLOWSHARE TRANSACTION" means the retirement of the Interests of the Class B Preferred Member in PPH (each as defined in the PPH Sponsor Agreement) held by Plowshare Investors LLC, a Delaware limited liability company, by PPH.

         "PPH COMPANY AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of Piceance Production Holdings LLC, dated as of December 31, 2001, by and among Williams Production RMT Company, a Delaware corporation, Bison Royalty LLC, a Delaware limited liability company, Plowshare Investors LLC, a Delaware limited liability company, and Piceance Production Holdings LLC, a Delaware limited liability company.

         "PPH SPONSOR AGREEMENT" means the PPH Sponsor Agreement, dated as of December 31, 2001, by the Company in favor of Piceance Production Holdings LLC, Plowshare Investors LLC and the other indemnified parties named therein (as the same may from time to time be amended, modified or supplemented).

         "PRAIRIE WOLF FACILITY" means the financing provided in connection with that certain $611,788,868 Joint Venture Sponsor Agreement dated as of December 28, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "SPONSOR AGREEMENT"), among the Company, as Sponsor, and Williams Field Services Company, in favor of Prairie Wolf Investors, Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons (as defined in the Sponsor Agreement) listed therein.

         "PRAIRIE WOLF PURCHASE OPTION AGREEMENT" means the Purchase Option Agreement, dated as of December 28, 2000, among the Company, Prairie Wolf Investors, L.L.C., Citicorp North America, Inc., Ambac Private Holdings, L.L.C., Westboro Properties L.L.C., Stonehurst Capital L.L.C., BSCS XXXIX, Inc., Snow Goose Associates, L.L.C. and Arctic Fox Assets, L.L.C.

         "PRAIRIE WOLF TRANSACTION" means the purchase of the Investor Membership Interest (as defined in the Prairie Wolf Purchase Option Agreement) pursuant to the Prairie Wolf Purchase Option Agreement.

         "PRIMARY CREDIT AGREEMENT" means the First Amended and Restated Credit Agreement dated as of October 31, 2002, by and among the Company and the other borrowers named therein, as borrowers, the banks named therein, as lenders, the banks named therein, as co-syndication agents and documentation agent, Citicorp USA, Inc., as agent, and Salomon Smith Barney Inc. as arranger, as the same may be from time to time modified or amended.

         "PRIME RATE" means the per annum rate of interest established from time to time by Credit Lyonnais New York Branch, as its general reference rate of interest for short-term commercial loans in Dollars to



                                      18              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
domestic borrowers, which rate may not be the lowest rate of interest charged by Credit Lyonnais New York Branch on similar loans.

         "PRINCIPAL DEBT" means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Facility.

         "PRINCIPAL SUBSIDIARIES" means a collective reference to NWP, TGPL, TGT, and WPC (each a "PRINCIPAL SUBSIDIARY").

         "PROGENY FACILITIES" means the financing facilities specifically described on SCHEDULE III hereto.

         "PROJECT FINANCING SUBSIDIARIES" means any non-material Subsidiary of the Company whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity so created, and substantially all the assets of which Subsidiary or Business Entity are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Equity Interests in, or Debt or other obligations of, one or more other such Subsidiaries or Business Entities, or (z) Debt or other obligations of the Company or any of its Subsidiaries or other Persons. For purposes of this definition, a "NON-MATERIAL SUBSIDIARY" shall mean any Consolidated Subsidiary of the Company which, as of the date of the most recent Consolidated balance sheet of the Company delivered pursuant to
SECTION 8.2(b) or 8.2(c), has total assets which account for less than five percent (5%) of the total Consolidated assets of the Company and its Consolidated Subsidiaries, as shown on such Consolidated balance sheet; provided, that the aggregate assets of the non-material Subsidiaries shall not comprise more than ten percent (10%) of the total Consolidated assets of the Company and its Consolidated Subsidiaries, as shown on such Consolidated balance sheet.

         "PROPERTY" has the meaning specified in the definition of "Assets".

         "PRO RATA or PRO RATA PART" means on any date of determination for any Lender, the proportion that the sum of the Principal Debt owed to such Lender bears to the sum of the Principal Debt.

         "PUBLIC FILINGS" means the Company's (i) annual report on Form 10-K/A for the year ended December 31, 2001, (ii) quarterly report on Form 10-Q for the quarter ended March 31, 2002, (iii) quarterly report on Form 10-Q for the quarter ended June 30, 2002, and (iv) each other quarterly and annual and other reports filed with the Securities Exchange Commission from time to time.

         "PURCHASE CARD AGREEMENT" means that certain Purchase Card Agreement among the Company and Citicorp USA, Inc. dated January 29, 2002.

         "REFINED HYDROCARBONS" means all products refined, separated, fractionated, settled, and dehydrated from Hydrocarbons and all products derived therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuels, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

          "REFINERIES" means the equity interest in and assets owned by the Midstream Business of the Company which produces Refined Hydrocarbons and is owned collectively by the following Subsidiaries: Williams Express, Inc., a Delaware corporation, Williams Alaska Pipeline Company, LLC, a Delaware limited liability company, Williams Alaska Petroleum, Inc., an Alaska corporation, Williams Alaska Air Cargo Properties, LLC, an Alaska limited liability company, Williams Lynxs Alaska CargoPort, LLC, an Alaska limited liability company, Williams Express, Inc., an Alaska corporation, Williams Petroleum Pipeline



                                      19              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

Systems, Inc., a Delaware corporation, Williams Refining & Marketing, LLC, a Delaware limited liability company, Williams Olefins, LLC, a Delaware limited liability company, Williams Olefins Feedstock Pipelines, LLC, a Delaware limited liability company, Williams Memphis Terminal, Inc., a Delaware corporation, Williams Generating Memphis, LLC, a Delaware limited liability company, EMT (only with respect to its interest in a gas turbine, electric generating facility in Memphis, Tennessee), and Memphis Generation, L.L.C., a Delaware limited liability company.

         "REGISTER" is defined in SECTION 12.13(c).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         "RELATED PARTY" of any Person means any corporation, partnership, joint venture or other entity of which more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or which owns at the time directly or indirectly more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such Person or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency); provided, however, that (i) neither the Company nor any Subsidiary of the Company shall be considered to be a Related Party of the Company or any Subsidiary of the Company, and (ii) neither NewGP nor any Subsidiary of NewGP shall be considered to be a "Related Party" of NewGP or any Subsidiary of NewGP.

         "REPRESENTATIVES" means representatives, officers, directors, employees, attorneys, and agents.

         "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "RESPONSIBLE OFFICER" means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of the Company, or any other officer designated from time to time by the Board of Directors of the Company, which designated officer is acceptable to Administrative Agent.

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.

         "RMT" means Williams Production RMT Company.



                                      20              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "RMT ASSET DISPOSITION" means the sale, transfer, lease, distribution or other disposition of the RMT Equity Interests or the assets of RMT LLC, RMT or its Subsidiaries in accordance with the provisions of the Barrett Loan Agreement.

         "RMT EQUITY INTERESTS" means the Equity Interests in RMT and/or each of its Subsidiaries.

         "RMT LLC" means Williams Production Holdings LLC.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

         "SALE AND LEASE-BACK TRANSACTION" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired to any other Person (a "Transferee"), and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or rent or lease as lessee from such Transferee or any other Person other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

         "SCHEDULE" means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Papers.

         "SEMINOLE"  means Seminole Pipeline Company, a Delaware corporation.

         "SEMINOLE ASSET DISPOSITION" means the sale, transfer or other distribution of all or substantially all of the Equity Interests in or assets of Seminole and E-Oaktree, LLC.

        "SODA ASH" means Williams Soda Products Company and American Soda,
L.L.P.

         "SPECIFIED ESCROW ARRANGEMENTS" means (a) encumbrances arising under the Pledge and Assignment Agreement for that certain Purchase Card Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, whereby the Company has requested the continued issuance of credit under the Purchase Card Agreement; and (b) cash deposits at one or more financial institutions for the purpose of funding any potential shortfall in the daily net cash position of the Company or any of its Subsidiaries.

         "SUBORDINATED DEBT" means any Debt of the Company which is effectively subordinated to the obligations of the Company hereunder.

         "SUBJECT SUBSIDIARIES" means all Subsidiaries of the Company other than NewGP and its Subsidiaries.

         "SUBSIDIARY" of any Person means (i) any corporation, partnership, joint venture or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person and (ii) any Person that is under the direct or indirect control of such Person, by voting rights, contract or otherwise, and in accordance with generally accepted accounting principles, is Consolidated with such Person in its Consolidated financial statements; provided that, for greater certainty, (x) MLP and its Subsidiaries (A) shall be considered



                                      21              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

Subsidiaries of NewGP, but (B) shall not otherwise be considered Subsidiaries of the Company or its Subsidiaries, and (y) NewGP shall be considered a Subsidiary of the Company.

         "SYNDICATION AGENT" means Commerzbank AG New York and Grand Cayman Branches and its respective permitted successors or assigns as "SYNDICATION AGENT" under this Agreement.

         "SYNTHETIC LEASE" means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with generally accepted accounting principles and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which such Person is the lessor.

         "TANGIBLE NET WORTH" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets
(a) patents, patent applications, trademarks, copyrights and trade names, (b) goodwill, organizational, experimental, research and development expense and other like intangibles, (c) treasury stock, (d) monies set apart and held in a sinking or other analogous fund established for the purchase, redemption or other retirement of capital stock or Subordinated Debt, and (e) unamortized debt discount and expense.

         "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies of a similar nature imposed upon such Person, its income, or any of its properties, franchises, or assets.

         "TERM FACILITY" means the credit facility described in and subject to the limitations of this Agreement.

         "TERM NOTE" means a promissory note in substantially the form of EXHIBIT A, and all renewals and extensions of all or any part thereof.

         "TERMINATION EVENT" means (a) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for thirty (30) day notice to the PBGC or a "reportable event" as such term is described in Section 4043(c)(3) of ERISA) which might reasonably be expected to result in a termination of, or the appointment of a trustee to administer, a Plan, or which causes the Company, due to actions of the PBGC, to be required to contribute at least $75,000,000 in excess of the contributions which otherwise would have been made to fund a Plan based upon the contributions recommended by such Plan's actuary), or (b) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Company or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or
(c) the distribution of a notice of intent to terminate a Plan pursuant to
Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any Plan under
Section 4042 of ERISA.

         "TGPL" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

         "TGT" means Texas Gas Transmission Corporation, a Delaware corporation.



                                      22              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "TRADING BOOK" means, for any Person, all mark to market daily and forward traded transactions of such Person inclusive of structured portfolio transactions consisting primarily of tolling and full requirements transactions.

         "TRAVELCENTERS" means Williams TravelCenters, Inc.

         "TWC ASSET DISPOSITIONS" means the sale by the Company or by any of its Subsidiaries of (a) WPC, (b) MAPL Asset Disposition, (c) Seminole Asset Disposition, (d) the Refineries, (e) Soda Ash, (f) TravelCenters, and (g) Bio-Energy.

         "TWC ASSET DISPOSITION DOCUMENTS" means all material agreements relating to the TWC Asset Dispositions.

         "TWC PREFERRED STOCK" means the shares of preferred stock of the Company which may be perpetual preferred stock or mandatorily convertible into shares of common stock of the Company.

         "TYPE" means any type of Borrowing determined with respect to the interest option applicable thereto.

         "UBOC TURBINE FINANCING" means the transactions contemplated by (i) the Turbine Financing and Agency Agreement, dated as of April 16, 2002, between Union Bank of California, N.A., each of the other financial institutions party thereto as a Lender or Certificate Holder, WEMT Statutory Trust 2002 and EMT (the "TFA AGREEMENT") and (ii) the Operative Documents and the Lease (as such terms are defined in the TFA Agreement).

         "WCG" means Williams Communications Group, Inc., a Delaware corporation.

         "WCG NOTE" means that certain promissory note dated March 28, 2001 issued by WCG to WCG Note Trust, a Delaware business trust, in a principal amount of $1,500,000,000 with a maturity date of March 31, 2008.

         "WCG NOTE TRUST BONDS" means those certain debt securities issued by WCG Note Trust and WCG Note Corp. on March 28, 2001.

         "WCG REFINANCING TRANSACTION" means any transaction or series of related transactions pursuant to which the Company or any Subsidiary of the Company becomes directly and primarily liable to the holders of the WCG Senior Notes for an aggregate amount not exceeding the outstanding principal of the WCG Senior Notes, together with all accrued and unpaid interest thereon, any fees, and any premiums or make-whole payments payable as a result of a prepayment or early redemption of the WCG Senior Notes, including, without limitation, by means of (i) any amendment to the transaction documents pursuant to which the WCG Senior Notes were issued, (ii) an exchange offer or tender offer for the WCG Senior Notes or the WCG Note in consideration for which the Company or any Subsidiary of the Company issues debt securities of the Company or any Subsidiary of the Company, (iii) any redemption or repurchase, in whole or in part, of the WCG Senior Notes by the Company or any Subsidiary of the Company,
(iv) any exercise of the "Share Trust Release Option" as defined in the transaction documents pursuant to which the WCG Senior Notes were issued, or (v) the Company or any Subsidiary of the Company making any payments in respect of the WCG Senior Notes or the WCG Note.

         "WCG SENIOR NOTES" means those certain 8.25% Senior Secured Notes due 2004 in an aggregate principal amount of $1,400,000,000 issued by the WCG Senior Notes Issuer.



                                      23              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         "WCG SENIOR NOTES ISSUER" means, collectively, WCG Note Trust, a Delaware business trust, and WCG Note Corp., Inc., a Delaware corporation.

         "WCG SUBSIDIARIES" means, collectively, WCG and any direct or indirect Subsidiary of WCG.

         "WCG SYNTHETIC LEASE" means that certain Amended and Restated Lease between State Street Bank and Trust Company of Connecticut, National Association, as Lessor and Williams Communications, Inc., as Lessee, dated as of September 2, 1998, as amended, which has been terminated and was fully repaid on March 29, 2002.

         "WCG UNWIND TRANSACTION" means a transaction in which (i) the Company's and/or its Subsidiaries' Sale Leaseback transactions dated as of September 13, 2001, with (x) WCG and its Subsidiary, Williams Technology Center, LLC ("WTC") involving the Williams Technology Center and (y) WCG and its Subsidiary, Williams Communications, LLC, involving corporate aircraft (collectively, the "WCG SALE LEASEBACK"), are terminated, (ii) in exchange for such termination, the Company receives a promissory note or notes payable by the reorganized WCG, WTC and/or the other WCG Subsidiaries, individually or as co-makers, in an aggregate principal amount of $175,000,000 or less, and (iii) consideration from the Company and its Subsidiaries includes termination of the existing WCG Sale Leaseback, and the transfer of the Equity Interests in Williams Aircraft Leasing, LLC, but does not include any cash payment by the Company or any of its Subsidiaries to WCG or WTC.

         "WECI NOTE" means that certain promissory note, dated as of December 28, 2000, issued by Williams Energy (Canada), Inc. in favor of the Registered Holders (as defined therein), as amended by Prairie Wolf Investors, L.L.C. Amendment No. 1, dated as of August 29, 2001, by Amendment No. 2 to Certain Prairie Wolf Operative Documents, dated as of March 28, 2002, and by Amendment No. 3 to Certain Operative Documents and Consents, dated as of October 31, 2002.

         "WHOLLY-OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person all of the capital stock and other equity interests of which is owned by such Person or any Wholly-Owned Subsidiary of such Person.

         "WITHDRAWAL LIABILITY" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

         "WPC" means Williams Gas Pipelines Central, Inc., a Delaware corporation.

        1.2 Number and Gender of Words; Other References. Unless otherwise specified, in the Loan Papers (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions,
(c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.



                                      24              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         1.3 Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with general accounting principles, and each reference herein to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect, consistently applied.

SECTION 2  BORROWING PROVISIONS.

         2.1 Commitments; Borrowings from Designated Lenders. (a) Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Papers, each Lender (or its predecessors-in-interest) has severally and not jointly made certain term loans to the Company pursuant to the Existing Loan Agreement in an original aggregate principal amount equal to $400,000,000, of which the amount equal to such Lender's "Outstanding Borrowings" as reflected on
Schedule 2.1 of this Agreement remain outstanding as of the date hereof and shall be deemed to be Borrowings made hereunder. No amount borrowed and repaid under this Agreement may be reborrowed by the Company hereunder.

                  (b) For any Lender which is a Designating Lender, any Borrowing made from such Lender may be made from its Designated Lender in such Designated Lender's sole discretion, and nothing herein shall constitute a commitment to lend by such Designated Lender; provided that if any Designated Lender elects not to, or fails to, make any such Borrowing available, its Designating Lender hereby agrees that it shall make such Borrowing available pursuant to the terms hereof. Any Borrowing actually funded by a Designated Lender shall constitute a utilization of the Designating Lender's Pro Rata Part of the Commitment for all purposes hereunder.

         2.2. Termination of Commitments. The Commitment Period has expired and the aggregate outstanding Principal Debt is $400,000,000 thereby reducing the Commitment to zero. Therefore, the parties hereto acknowledge and agree that none of the Agents or the Lenders have any further obligation or commitment to make any additional loans or advances to the Company under this Agreement.

         2.3. [Intentionally Omitted.]

SECTION 3  TERMS OF PAYMENT

         3.1 Loan Accounts, Notes, and Payments.

                  (a) Principal Debt shall be evidenced by the Term Notes issued under and pursuant to the Existing Loan Agreement.

                  (b) The Principal Debt owed to each Lender shall be further evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent (including, without limitation, the Register) and each Lender shall be conclusive evidence absent manifest error of the amount of the Borrowings made by the Company from each Lender under the Term Facility and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company under the Loan Papers to pay any amount owing with respect to the Obligation.

                  (c) Each payment or prepayment on the Obligation is due and must be paid at Administrative Agent's principal office in New York, New York in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m., New York, New York time on the day due. Payments made after 1:00 p.m., New York, New York time, shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or



                                      25              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
         prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from the Company; provided such payment or prepayment is received by Administrative Agent prior to 1:00 p.m. New York, New York time and otherwise before 1:00 p.m. New York, New York time on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

         3.2 Interest and Principal Payments.

                  (a) Interest on each Eurodollar Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Maturity Date, as applicable; provided that if any Interest Period is a period greater than three (3) months, then accrued interest shall also be due and payable on the date three (3) months after the commencement of such Interest Period. Interest on each Base Rate Borrowing shall be due and payable as it accrues on the last day of each calendar month, and on the Maturity Date.

                  (b) The Company shall pay on the Maturity Date all outstanding Principal Debt, together with all accrued and unpaid interest and fees.

                  (c) By no later than five Business Days from the date of receipt by the Company or any of its Subject Subsidiaries of any Net Cash Proceeds from (i) any asset disposition (other than the MAPL Asset Disposition, the Seminole Asset Disposition, dispositions permitted by SECTIONS 8.16(i) and (iii) and any disposition of Collateral (other than the Refineries in Alaska and Memphis and the Assets related thereof)), (ii) an issuance of TWC Preferred Stock, (iii) any disposition of Collateral permitted pursuant to SECTION 8.16 (other than the Refineries in Alaska and Memphis and the assets related thereto and dispositions permitted by SECTION 8.16(i) and (iii)), or
         (iv) any issuance of Equity Interests by the Company (other than TWC Preferred Stock), the Company shall apply such Net Cash Proceeds as follows (for purposes of this SUBSECTION 3.2(c) the terms "Commitments" and "Banks" shall have the meanings assigned to such terms in the Primary Credit Agreement):

                  (A) So long as the aggregate Commitments of the Banks to the Company under the Primary Credit Agreement are greater than $400,000,000:

                           (1) in the case of any such Net Cash Proceeds arising
                  from any disposition referred to in clause (i) above which consists of the Refinery in Alaska owned by certain Subsidiaries and the assets related thereto, 50% of such Net Cash Proceeds shall be applied on a pro-rata basis to the permanent ratable reduction of the respective Commitments of the Banks to the Company under the Primary Credit Agreement;

                           (2) in the case of any such Net Cash Proceeds arising
                  from any asset disposition referred to in clause (i) above and not otherwise applied pursuant to sub-clause (1) above (including any disposition of the Refinery in Memphis, Tennessee owned by certain Subsidiaries and the assets related thereto), 50% of such Net Cash Proceeds shall be applied on a pro-rata basis, without duplication, to the permanent ratable
                  (A) reduction of the respective Commitments of the Banks to the Company under the Primary Credit Agreement, (B) reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) and
                  (C) cash collateralization of the Legacy L/Cs;



                                      26              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

                           (3) in the case of any such Net Cash Proceeds arising
                  from an issuance of TWC Preferred Stock referred to in clause
                  (ii) above, 100% of such Net Cash Proceeds shall be applied on a pro-rata basis, without duplication, to the permanent ratable (x) reduction of the respective Commitments of the Banks to the Company under the Primary Credit Agreement, (y) reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) and (z) cash collateralization of the Legacy L/Cs;

                           (4) in the case of any such Net Cash Proceeds arising
                  from any disposition of Collateral referred to in clause (iii) above, 50% of such Net Cash Proceeds shall be applied on a pro-rata basis to the permanent ratable (x) reduction of the respective Commitments of the Banks to the Company under the Primary Credit Agreement and (y) Cash Collateralization of the Letter of Credit Commitments; and

                           (5) in the case of any such Net Cash Proceeds arising
                  from any issuance of Equity Interests referred to in clause
                  (iv) above, 50% of such Net Cash Proceeds shall be applied on a pro-rata basis, without duplication, to the permanent ratable (w) reduction of the respective Commitments of the Banks to the Company under the Primary Credit Agreement, (x) Cash Collateralization of the of the Letter of Credit Commitments, (y) reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) and (z) cash collateralization of the Legacy L/Cs;

                  (B) From and after such time that the aggregate Commitments of the Banks to the Company under the Primary Credit Agreement are equal to or less than $400,000,000:

                           (1) 50% of any Net Cash Proceeds arising from an
                  asset disposition referred to in clause (A)(1) or (A)(4) above shall be applied, first, to fully Cash Collateralize the Letter of Credit Commitments and, second, upon the Letter of Credit Commitments being fully Cash Collateralized, to a pro-rata and permanent ratable (without duplication) (x) reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) and (y) cash collateralization of the Legacy L/Cs, and third, upon the full Cash Collateralization of the Letter of Credit Commitments, the reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) to zero, and the full cash collateralization of the Legacy L/Cs to a pro-rata and permanent reduction of the respective Commitments of the Banks to the Company under the Primary Credit Agreement;

                           (2) 50% of any Net Cash Proceeds arising from an
                  asset disposition referred to in clause (A)(2) above shall be applied, first, on a pro-rata basis, without duplication, to the permanent ratable (x) reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) and (y) cash collateralization of the Legacy L/Cs, and, second, upon the reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) to zero and the full cash collateralization of the Legacy L/Cs, to a pro-rata and permanent reduction of the respective Commitments of the Banks to the Company under the Primary Credit Agreement;



                                      27              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

                           (3) 100% of an Net Cash Proceeds arising from an
                  issuance of TWC Preferred Stock referred to in clause (A)(3) above shall be applied, first, on a pro-rata basis, without duplication, to the permanent ratable (x) reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) and
                  (y) cash collateralization of the Legacy L/Cs and , second, upon the reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) to zero and the full cash collateralization of the Legacy L/Cs, to a pro-rata and permanent reduction of the respective Commitments of the Banks to the Company under the Primary Credit Facility; and

                           (4) 50% of any Net Cash Proceeds arising from an
                  issuance of Equity Interests referred to in clause (A)(5) above shall be applied, first, on a pro-rata basis, without duplication, to the permanent ratable (w) Cash Collateralization of the Letter of Credit Commitments, (x) reduction of the outstanding amounts of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) and (y) cash collateralization of the Legacy L/Cs, and second, upon the full Cash Collateralization of the Principal Debt and the other Progeny Facilities (excluding the Prairie Wolf Facility) to zero, and the full cash collateralization of the Legacy L/Cs, to a pro-rata and permanent reduction of the respective Commitments of the Banks to the Company under the Primary Credit Agreement.

         provided that no such mandatory (w) reduction of the Commitments under the Primary Credit Agreement, (x) reduction of the outstanding amount of the Progeny Facilities (excluding the Prairie Wolf Facility), (y) cash collateralization of the Legacy L/Cs, or (z) Cash Collateralization of the Letter of Credit Commitments shall be required pursuant to this SECTION 3.2(c) until the earlier of (A) such time as the aggregate amount of Net Cash Proceeds from such asset dispositions and equity issuances that have not previously been applied in accordance herewith shall exceed $50,000,000, and (B) the end of the Fiscal Quarter in which such Net Cash Proceeds are received by the Company or any of its Subsidiaries. If a reduction of the Commitments under the Primary Credit Agreement pursuant to this SECTION 3.2(c) shall cause the Commitments under the Primary Credit Agreement as so reduced to be less than the aggregate outstanding principal amount of the "Advances" under the Primary Credit Agreement (such positive difference between such Commitments and such outstanding Advances being referred to herein as the "Excess Amount"), the Company shall repay an aggregate principal amount not less than such Excess Amount, and except as set forth in this proviso, the obligation of the Company to apply Net Cash Proceeds to the reduction of the Commitments of the Banks under the Primary Credit Agreement shall not require any payments to such Banks. Any and all amounts required to be prepaid on the Principal Debt pursuant to this SECTION 3.2(c) shall be made together with (1) all accrued and unpaid interest on the principal amount so prepaid and
         (2) any Consequential Loss arising as a result thereof.

                  (d) After giving Administrative Agent advance written notice of the intent to prepay, the Company may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 1:00 p.m. New York, New York time on (A) the third Business Day preceding the date of prepayment of a Eurodollar Rate Borrowing, and (B) one Business Day preceding the date of prepayment of a Base Rate Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof (if a Eurodollar Rate Borrowing or a Base Rate Borrowing); and (iii) all accrued interest on the Obligation to be prepaid must also be paid in full, to the date of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of Borrowing(s) and amount(s) of such



                                      28              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         Borrowing(s) to be prepaid and shall constitute a binding obligation of the Company to make a prepayment on the date stated therein.

         3.3 Interest Options. Except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by the Company in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings, the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, as the case may be, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate subject to the terms of this Agreement, will become effective, without notice to the Company or any other Person, upon the effective date of such change.

         3.4. Quotation of Rates. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of the Company may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by the Company in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

         3.5 Default Rate. At the option of Determining Lenders and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (whether stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Company shall pay an amount equal to the difference, if any, by which (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, exceeds (b) the amount of interest actually paid or accrued on the Principal Debt.

         3.7 Interest Calculations.

                  (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of
         (i) 360 days in the case of a Eurodollar Rate Borrowing or a Base Rate Borrowing calculated with reference to the Federal Funds Rate (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may
         be) and (ii) 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing calculated with reference to the Prime Rate. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

                  (b) The provisions of this Agreement relating to calculation of the Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.



                                      29              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Paper, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if a Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Company. In determining if the interest paid or payable exceeds the Maximum Rate, the Company and Lenders shall, to the maximum extent permitted under applicable Law,
(a) treat all Borrowings as but a single extension of credit (and Lenders and the Company agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment otherwise payable under the Loan Papers as an expense, fee, or premium, rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and
(d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

         3.9 Interest Periods. When the Company requests any Eurodollar Rate Borrowing, the Company may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at the Company's option, in respect of any Eurodollar Rate Borrowing, one, two, three, or six months; provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of six (6) Interest Periods shall be in effect at one time.

         3.10 Conversions. The Company may (a) convert a Eurodollar Rate Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and
(c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving notice (a "NOTICE OF CONVERSION," substantially in the form of EXHIBIT B) of such intent no later than 11:00 a.m. New York, New York, time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 11:00 a.m. New York, New York time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion. Absent the Company's Notice of Conversion or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if (i) a Default has occurred and is continuing, or
(ii) the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate.



                                      30              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         3.11 Order of Application.

                  (a) So long as no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied in the order and manner as the Company may direct; provided that, each such payment or prepayment (other than payments of fees payable solely to any Agent or a specific Lender) shall be allocated among Lenders in proportion to their respective Pro Rata Parts appropriate for the Term Facility in respect of which such payments were made.

                  (b) If a Default or Potential Default has occurred and is continuing (or if the Company fails to give directions as permitted under SECTION 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to the ratable payment of all fees and expenses for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Papers (as used in this SECTION 3.11(b), a "ratable payment" for any Lender or Agents shall be, on any date of determination, that proportion which the portion of the total fees and indemnities owed to such Lender or Agents bears to the total aggregate fees and indemnities owed to all Lenders or Agents on such date of determination); (ii) to the Pro Rata payment of all accrued and unpaid interest on the Principal Debt; (iii) to the Pro Rata payment of the remaining Principal Debt in such order as Determining Lenders may elect (provided that, Determining Lenders will apply such proceeds in an order that will minimize any Consequential Loss); and (vii) to the payment of the remaining Obligation in the order and manner Determining Lenders deem appropriate.

         3.12 Sharing of Payments, Etc.. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

         3.13 Offset. Upon the occurrence and during the continuance of a Default, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which the Company may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation owed to such Lender.

         3.14 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4  CHANGE IN CIRCUMSTANCES.

         4.1 Increased Cost and Reduced Return.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration



                                      31              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
         thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                           (i) shall subject such Lender (or its Applicable
                  Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Rate Borrowings (other than with respect to taxes imposed on the taxable net income of such Lender by any jurisdiction within which such Lender is incorporated or organized or has its principal office, or within which such Applicable Lending Office is located, or by any other jurisdiction in which such Lender is deemed to be doing business);

                           (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Rate Borrowing, then the Company shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction as provided in SECTION 4.1(c) below. If any Lender requests compensation by the Company under this SECTION 4.1(a), the Company may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that the Company shall not be obligated to pay any such additional amount or amounts incurred or accruing more than ninety (90) days prior to the date on which the affected Lender gives written notice thereof in accordance with SECTION 4.1(c) below.



                                      32              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

                  (c) Each Lender shall promptly notify the Company and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Company and Administrative Agent a statement setting forth in reasonable detail the additional amount or amounts to be paid hereunder which shall be presumed correct in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

                  (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) Determining Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give the Company prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

         4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify the Company thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

         4.4 Treatment of Affected Loans. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to the Company with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

                  (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all



                                      33              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to the Company (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held Pro Rata (as to principal amounts, Types, and Interest Periods).

         4.5 Compensation; Replacement of Lenders.

                  (a) Upon the request of any Lender, the Company shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any Consequential Loss; provided that, in each case, the Person claiming such Consequential Loss has furnished the Company with a reasonably detailed statement of such loss, which statement shall be conclusive in the absence of manifest error.

                  (b) If any Lender requests compensation under SECTIONS 4.1 or if the Company is required to pay additional amounts to or for the account of any Lender pursuant to SECTION 4.6 (collectively, "ADDITIONAL AMOUNTS"), then the Company may, at its sole expense and effort, upon written notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, Rights, and obligations under this Agreement and the other Loan Papers to an Eligible Assignee that shall assume such obligations; provided that, (i) the Company shall have received the prior written consent of Administrative Agent to any such assignment; (ii) such Lender shall have received payment from the Company of any Additional Amounts owed to such Lender by the Company for periods prior to the replacement of such Lender and any costs incurred as a result of such replacement of a Lender; (iii) such assignment will result in reduction or elimination of the Additional Amounts; and (iv) such assignment and acceptance shall be made in accordance with, and subject to the requirements and restrictions contained in, SECTION 12.13(b), other than the restrictions imposed by SECTION 12.13(b)(iv). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrowing to require such assignment and delegation cease to apply.

         4.6 Taxes.

                  (a) Any and all payments by the Company to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by any jurisdiction within which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is incorporated or organized, or any political subdivision thereof, or by any other jurisdiction in which such Lender or Administrative Agent, as the case may be, is deemed to be doing business under the Tax Laws thereof (all such Non-Excluded Taxes referred to as "NON-EXCLUDED TAXES"). If the Company shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this



                                      34              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) within thirty (30) days after the date of any payment of Non-Excluded Taxes, the Company shall furnish to Administrative Agent, at its address listed in SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Company agrees to pay any and all present or future stamp or documentary taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "OTHER TAXES").

                  (c) THE COMPANY AGREES TO INDEMNIFY EACH LENDER AND ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF NON-EXCLUDED TAXES THAT SHOULD HAVE BEEN WITHHELD BY THE COMPANY AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY NON-EXCLUDED TAXES THAT SHOULD HAVE BEEN WITHHELD BY THE COMPANY OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.6) PAID BY SUCH LENDER OR ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Company or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Company and Administrative Agent with (i) two duly completed, accurate, and signed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) a duly completed, accurate and signed Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Papers.

                  (e) For any period with respect to which a Lender has failed to provide the Company and Administrative Agent with the appropriate form pursuant to SECTION 4.6(d) (unless such failure is due to a change in Law, other than any change in the nature of an anti-treaty shopping or limitation on benefits or similar provision, occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If the Company is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change



                                      35              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
         the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this SECTION 4.6 shall survive the payment in full of the Notes.

SECTION 5  FEES

         5.1 Treatment of Fees. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days.

         5.2 Fees of Administrative Agent and Arranger. The Company shall pay to Administrative Agent or Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of January 26, 2000, between the Company, Administrative Agent, and Arranger, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreement.

         5.3 Amendment Fee. The Company shall pay an amendment fee to each Lender that shall have approved this Agreement and shall have delivered a duly executed counterpart hereof not later than 5:00 p.m. (central standard time ), on the Closing Date equal to the product of 0.10% multiplied by such Lender's Pro Rata Part of the Principal Debt, payable in immediately available funds to each such Lender on the Closing Date.

SECTION 6  CONDITIONS PRECEDENT

         6.1 Conditions Precedent to Closing. This Agreement shall not become effective unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 6.1. For purposes of determining compliance with the conditions specified in this SECTION 6.1, each Lender who has executed and delivered this Agreement shall be deemed to have (i) consented to, approved, authorized and accepted and to be satisfied with each document or other matter required under this SECTION 6.1 (provided that such Lender has received access to a copy of the L/C Agreement and the Primary Credit Agreement) and (ii) authorized the Administrative Agent to execute on such Lender's behalf the documents set forth in item 2 of SCHEDULE 6.1, as applicable, unless both (x) an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto and (y) such Lender shall not have accepted any portion of the fees set forth in SECTION 5.3. The Administrative Agent shall give the Company notice when all actions required by SECTION 6.1 have been satisfied.



                                      36              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

SECTION 7 REPRESENTATIONS AND WARRANTIES. To induce Lenders to enter into this Agreement and to make the loans herein provided for, the Company hereby covenants, represents and warrants to the Administrative Agent and to each Lender that:

         7.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Company and its Material Subsidiaries taken as a whole. Each Material Subsidiary (other than NewGP, if applicable) of the Company is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Company and its Material Subsidiaries (other than NewGP, if applicable) taken as a whole. Each Material Subsidiary (other than NewGP, if applicable) has all powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Company and its Material Subsidiaries (other than NewGP, if applicable) taken as a whole.

         7.2 Authorization and Power. After giving effect to this Agreement, the Primary Credit Agreement, the L/C Agreement, the Barrett Loan Agreement and the other Progeny Facilities and assuming the consummation of the transactions contemplated thereby, the execution, delivery and performance by the Company and the Guarantors and the consummation of the transactions contemplated thereby are within the Company's or such Guarantor's, as the case may be, corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, do not contravene (a) the Company's or such Guarantor's, as the case may be, charter, by-laws or formation agreement, or (b) law or any contractual restriction binding on or affecting the Company or any Guarantor and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         7.3 Approvals and Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company or any Guarantor of the Loan Papers to which any of them is a party or the consummation of the transactions contemplated by this Agreement.

         7.4 Enforceable Obligation. Each Loan Paper has been duly executed and delivered by the Company or the applicable Guarantor, as the case may be, and is the legal, valid and binding obligation of the Company or such Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity. The Notes of the Company are, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor's rights generally and by general principles of equity.

         7.5 Financial Condition. The Consolidated balance sheet of the Company and its Subsidiaries as at December 31,1999, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, duly certified by an authorized financial officer of the Company, fairly present, the Consolidated financial condition of the Company and its Subsidiaries as at such



                                      37              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
date and the Consolidated results of operations of the Company and its Subsidiaries for the year ended on such date, all in accordance with GAAP consistently applied.

         7.6 No Material Controversies. Except as set forth in the Public Filings or in SCHEDULE II or as otherwise disclosed in writing to the Administrative Agent after the date hereof and approved by the Administrative Agent and the Determining Lenders, there is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company or any Material Subsidiary (including for the purposes of this SECTION 7.6, any WCG Subsidiary and excluding NewGP, if applicable) before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note.

         7.7 Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         7.8 ERISA Compliance. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a material adverse effect on the Company or any Material Subsidiaries (other than NewGP, if applicable) of the Company (including for the purposes of this SECTION 7.8, any material WCG Subsidiaries). Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and the Company is not aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA that could reasonably be expected to have a material adverse effect on the Company or any Material Subsidiaries (other than NewGP, if applicable) of the Company (including for the purposes of this SECTION 7.8, any material WCG Subsidiaries) or any ERISA Affiliate.

         7.9 Taxes. As of the date of this Agreement, the United States federal income tax returns of the Company and its Material Subsidiaries (other than NewGP, if applicable) have been examined through the fiscal year ended December 31, 1995. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same become delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any such Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its material Subsidiaries in respect of taxes are adequate.

         7.10 Holding Company. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7.11 Environmental Compliance. Except as set forth on Schedule IV or in the Public Filings or as otherwise disclosed in writing to the Administrative Agent after the date hereof and approved by the Administrative Agent and the Determining Lenders, the Company and its Material Subsidiaries (other than NewGP, if applicable) are in compliance in all material respects with all Environmental Protection Statutes to the extent material to the operations or the Consolidated financial condition of the Company and its Consolidated Subsidiaries taken as a whole. Except as set forth in the Public Filings or as otherwise disclosed in writing to the Administrative Agent after the date hereof and approved by the Administrative Agent and the Determining Lenders, the aggregate contingent and non-contingent liabilities of the Company and its Consolidated Subsidiaries (other than those reserved for in accordance with GAAP and set forth in the



                                      38              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
financial statements regarding the Company referred to in SECTION 7.5 and delivered to the Administrative Agent and excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which the Company reasonably expects to recover from ratepayers) which are reasonably expected to arise in connection with (a) the requirements of Environmental Protection Statutes or (b) any obligation or liability to any Person in connection with any Environmental matters (including, without limitation, any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of
1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Company and its Consolidated Subsidiaries (including for the purposes of this SECTION 7.11, the WCG Subsidiaries), taken as a whole. The Company and each of its Material Subsidiaries (other than NewGP, if applicable) holds, or has submitted a good faith application for all Environmental Permits (none of which have been terminated or denied) required for any of its current operations or for any property owned, leased, or otherwise operated by it; and is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits.

         7.12 Use of Proceeds.

                  (a) No proceeds of any Borrowings will be used for any purposes or in any manner not permitted by SECTION 8.15.

                  (b) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any such margin stock (other than purchases of common stock expressly permitted by SECTION 8.15) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Following the application of the proceeds of each Borrowing, not more than twenty-five percent (25%) of the value of the assets of the Company will be represented by such margin stock and not more than twenty-five percent (25%) of the value of the assets of the Company and its Subsidiaries (including for the purposes of this SECTION 7.12(b), the WCG Subsidiaries) will be represented by such margin stock.

SECTION 8  COVENANTS

         The Company covenants and agrees to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings under this Agreement and thereafter until the payment in full of the Principal Debt and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Company receives a prior written consent to the contrary by Administrative Agent as authorized by Determining Lenders:

         8.1 Compliance with Laws, Etc. The Company shall comply, and cause each of its Subject Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (except where failure to comply could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Company and its Subject Subsidiaries taken as a whole), such compliance to include, without limitation, the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Subject Subsidiaries or upon any of its property or any property of any of its Subject Subsidiaries, and all lawful claims which, if unpaid, might become a Lien upon any property of it or any of its Subject Subsidiaries, provided that neither the Company nor any of its Subject Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in



                                      39              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
conformity with GAAP, if required by such principles, have been provided on the books of the Company or such Subject Subsidiary, as the case may be.

         8.2 Financial Statements, Reports and Documents. The Company shall deliver to the Administrative Agent copies of the following:

                  (a) as soon as possible and in any event within five (5) days after the occurrence of each Default or Potential Default, continuing on the date of such statement, a statement of an authorized financial officer of the Company setting forth the details of such Default or Potential Default and the actions, if any, which the Company has taken and proposes to take with respect thereto;

                  (b) as soon as available and in any event not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, (1) the unaudited Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the unaudited Consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments and the lack of footnotes) by an authorized financial officer of the Company as having been prepared in accordance with generally accepted accounting principles; provided that, if any financial statement referred to in this SECTION 8.2(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, the Company shall not be obligated to furnish copies of such financial statement; and (2) a certificate of an authorized financial officer of the Company
         (a) stating that he has no knowledge that a Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which the Company proposes to take with respect thereto, and (b) showing in detail the calculation supporting such statement in respect of SECTION 8.6;

                  (c) as soon as available and in any event not later than 105 days after the end of each Fiscal Year of the Company, (1) a copy of the annual audited report for such year for the Company and its Consolidated Subsidiaries, including therein Consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for such Fiscal Year, in each case prepared in accordance with generally accepted accounting principles and reported on by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Determining Lenders; provided that if any financial statement referred to in this SECTION 8.2(c) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, the Company shall not be obligated to furnish copies of such financial statement; and (2) a letter of such accounting firm to the Lenders (a) stating that, in the course of the regular audit of the business of the Company and its Consolidated Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (b) showing in detail the calculations supporting such statement in respect of SECTION
         8.6 (which letter may nevertheless be limited in form, scope and substance to the extent required by applicable accounting rules or guidelines in effect from time to time);



                                      40              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

                  (d) such other information respecting the business or properties, or the condition or operations, financial or otherwise, of the Company or any of its Material Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request;

                  (e) promptly after the sending or filing thereof, copies of all proxy material, reports and other information which the Company sends to any of its security holders, and copies of all final reports and final registration statements which the Company or any Material Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided that, if such proxy materials and reports, registration statements and other information are readily available on-line through EDGAR, the Company or such Material Subsidiary shall not be obligated to furnish copies thereof;

                  (f) as soon as possible and in any event within 30 Business Days after the Company or any ERISA Affiliate knows or has reason to know (A) that any Termination Event described in CLAUSE (a) of the definition of Termination Event with respect to any Plan has occurred that could have a material adverse effect on the Company or any Material Subsidiary of the Company or (B) that any other Termination Event with respect to any Plan has occurred or is reasonably expected to occur that could have a material adverse effect on the Company or any Material Subsidiary of the Company, a statement of the chief financial officer or chief accounting officer of the Company describing such Termination Event and the action, if any, which the Company proposes to take with respect thereto;

                  (g) promptly and in any event within twenty-five (25) Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice received by the Company or such ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (h) within thirty (30) days following request therefor by the Administrative Agent, copies of each Schedule B (Actuarial Information) to each annual report (Form 5500 Series) of the Company or any ERISA Affiliate with respect to each Plan;

                  (i) promptly and in any event within twenty-five (25) Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (i) the imposition of a Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Company or such ERISA Affiliate in connection with any event described in CLAUSE (i), (ii) or (iii) above that, in each case, could have a material adverse effect on the Company or any ERISA Affiliate;

                  (j) not more than sixty (60) days (or 105 days in the case of the last fiscal quarter of a fiscal year of the Company) after the end of each fiscal quarter of the Company, a certificate of an authorized financial officer of the Company stating the respective ratings, if any, by each of S&P and Moody's of the senior unsecured long-term debt of the Company as of the last day of such quarter;

                  (k) promptly after any change in, or withdrawal or termination of, the rating of any senior unsecured long-term debt of the Company by S&P or Moody's, notice thereof; and

                  (l) promptly after any officer of the Company obtains knowledge thereof, notice of (A) any material violation of, noncompliance with, or remedial obligations under, any Environmental



                                      41              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         Protection Statute or notification of such violation or noncompliance received from any Governmental Authority, and (B) any material release or threatened material release of Hazardous Substance or Hazardous Waste affecting any property owned, leased or operated by the Company or any Subsidiary of the Company that the Company or such Subsidiary is compelled by the requirements of any Environmental Protection Statute to report to any governmental agency, department, board or other instrumentality.

         8.3 Maintenance of Insurance. The Company shall maintain, and cause each of its Material Subsidiaries (other than NewGP, if applicable) to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Material Subsidiaries operate, provided that the Company or any of its Subsidiaries may self-insure to the extent and in the manner normal for companies of like size, type and financial condition.

         8.4 Preservation of Corporate Existence, Etc. The Company shall preserve and maintain, and cause each of its Subject Subsidiaries (other than the WCG Senior Notes Issuer) to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subject Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except (a) in the case of any Subject Subsidiary of the Company, where the failure of such Subject Subsidiary to so preserve, maintain, qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Company and its Subject Subsidiaries taken as a whole; (b) in the case of the Company, where the failure of the Company to preserve and maintain such rights, franchises and privileges and to so qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Company and its Subject Subsidiaries taken as a whole; (c) the Company and its Subject Subsidiaries may consummate any merger or consolidation permitted pursuant to SECTION 8.7; (d) the Company or any Subject Subsidiary of the Company may be converted into a limited liability company by statutory election; provided that any such conversion of the Company shall not affect its liabilities and obligations to the Lenders pursuant to this Agreement; and (e) Permitted Dispositions and other dispositions permitted hereunder.

         8.5 Debt; Interest Coverage. The Company shall not permit: (a) in the case of the Company, the ratio of (i) the aggregate amount of Consolidated Debt of the Company and its Consolidated Subsidiaries to (ii) the sum of the Consolidated Net Worth of the Company plus the aggregate amount of Consolidated Debt of the Company and its Consolidated Subsidiaries, to exceed at any time (x) on or before December 30, 2002, 0.70 to 1.00, (y) after December 30, 2002 and on or before March 30, 2003, 0.68 to 1.00, and (z) after March 30, 2003, 0.65 to 1.00; (b) in the case of each of TGPL, TGT and NWP, the ratio of (i) the aggregate amount of Consolidated Debt of such Subsidiary and its Subsidiaries on a Consolidated basis, to (ii) the sum of the Consolidated Net Worth of such Subsidiary plus the aggregate amount of Consolidated Debt of such Subsidiary and its Subsidiaries on a Consolidated basis, to exceed at any time 0.55 to 1.00.; and (c) for any period of four consecutive Fiscal Quarters, the ratio of (i) the sum of Cash Flow from operations of the Company plus Interest Expense of the Company to (ii) Interest Expense of the Company, to be less than 1.5 to 1.0.

         8.6 Liens, Etc. The Company shall not create, assume, incur or suffer to exist, or permit any of its Subject Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subject Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt, trade payable or other obligation or liability or any Person (other than obligations or



                                      42              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
liabilities that are (i) neither Debt nor trade payables, (ii) incurred, and are owed to trading counterparties, in the ordinary course of the Company or any of its Subject Subsidiaries, (iii) secured only by cash, short-term investments or a Letter of Credit, and (iv) permitted by SECTION 8.18); provided however, that notwithstanding the foregoing (1) the Company or any of its Subject Subsidiaries may create, incur, assume or suffer to exist Permitted Liens, and
(2) RMT and RMT LLC may create, incur, assume or suffer to exist any Lien created pursuant to the Barrett Loan Agreement.

         8.7 Merger and Sale of Assets. The Company shall not merge or consolidate with or into any other Person, or sell, lease or otherwise transfer a material part of its assets, or permit any of its Major Subsidiaries (other than Apco Argentina, Inc. and its Subsidiaries, and NewGP, if applicable) to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer a material part of such Major Subsidiary's assets, except that this
SECTION 8.17 shall not prohibit any sale or transfer permitted by SECTIONS 8.10, 8.16, 8.18 or any Permitted Disposition.

         8.8 Agreements to Restrict Dividends and Certain Transfers. The Company shall not enter into or suffer to exist, or permit any of its Subject Subsidiaries to enter into or suffer to exist, any consensual encumbrance or consensual restriction (except under governmental regulations) on its ability or the ability of any of its Subject Subsidiaries (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to the Company or to any of its Subject Subsidiaries; or (ii) to make loans or advances to the Company or any Subject Subsidiary thereof, except, as to (i) and (ii) above, (1) encumbrances and restrictions on any Subsidiary that is not a Material Subsidiary, (2) those encumbrances and restrictions existing on July 31, 2002, (3) other customary encumbrances and restrictions now or hereafter existing of the Company or any Subsidiary thereof entered into in the ordinary course of business that are not more restrictive in any material respect than the encumbrances and restrictions with respect to the Company or its Subsidiaries existing on July 31, 2002, (4) encumbrances or restrictions on any Subsidiary that is obligated to pay Non-Recourse Debt arising in connection with such Non-Recourse Debt, (5) encumbrances and restrictions on Apco Argentina, Inc. or its Subsidiaries and
(6) encumbrances and restrictions on any Subsidiary pursuant to the Barrett Loan Agreement.

         8.9 Loans and Advances; Investments. The Company shall not (i) make or permit to remain outstanding, or allow any of its Subject Subsidiaries to make or permit to remain outstanding, any loan or advance to, or own, purchase or acquire any obligations or debt or Equity Interests of, any WCG Subsidiary, except that the Company and its Subject Subsidiaries may (1) permit to remain outstanding, and to replace or refinance, loans and advances and other financing arrangements to, or Equity Interest in, a WCG Subsidiary existing or owned (in the case of such Equity Interests) as of July 31, 2002 and listed on EXHIBIT F hereto, but no such replacement or refinancing shall exceed the amount of such loans, advances or other amounts outstanding immediately prior to such replacement or refinancing, (2) pursuant to the WCG Unwind Transaction, acquire and own the promissory notes referred to in CLAUSE (ii) of the definition herein of WCG Unwind Transaction, (3) receive any distribution from WCG or any Subsidiary thereof in connection with the bankruptcy proceedings of WCG or any Subsidiary thereof, and (4) purchase WCG Note Trust Bonds in accordance with
SECTION 8.18. Except for those investments permitted in SUBSECTIONS (1), (2),
(3) and (4) above, the Company shall not, and the Company shall not permit any of its Subject Subsidiaries to, acquire or otherwise invest in Equity Interests in, or make any loan or advance to, a WCG Subsidiary; and (ii) to the extent not expressly permitted by the terms of this Agreement, (x) amend or modify in any manner, or allow any of its Subject Subsidiaries to amend or modify in any manner, the Barrett Loans or the Barrett Loan Agreement on terms or conditions which would (1) increase the Collateral therefor to include assets not owned by Barrett on the date hereof except for assets acquired hereafter by Barrett in the ordinary course of business as presently conducted by Barrett, (2) shorten the maturity of the Barrett Loans, or (3) add any additional obligors with respect thereto, or (y) replace or refinance, or allow any of its Subject Subsidiaries to replace or refinance, the Barrett Loans unless the Board of Directors of the Company shall determine by resolution that



                                      43              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
such replacement or refinancing is on the best terms reasonably available to the Company or Barrett at such time.

         8.10 Maintenance of Ownership of Certain Subsidiaries. The Company shall not sell, issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any Equity Interests or any direct or indirect interest in any Equity Interests in any of its Material Subsidiaries (other than NewGP, if applicable, the Refineries, MAPL, Seminole and their respective Subsidiaries and the Persons or assets referenced on Schedule V); provided, however, that this SECTION 8.10 shall not prohibit (i) Permitted Liens, (ii) the sale or other disposition of the Equity Interests in any Subsidiary of the Company to the Company or any Wholly-Owned Subsidiary of the Company if, but only if, (x) there shall not exist or result a Default or Event of Default and (y) in the case of each sale or other disposition referred to in this proviso involving the Company or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of the Company to perform its obligations hereunder and any other Loan Documents and the Company shall continue to exist, (iii) any Subsidiary from selling or otherwise disposing of any direct or indirect Equity Interests in any Subsidiary (other than TGPL, TGT, or NWP) of the Company, (iv) any RMT Asset Disposition, (v) the sale or other disposition of the Equity Interests in any Subsidiary of the Company pursuant to, and in accordance with the Barrett Loan Agreement, and (vi) any Permitted Disposition; provided that, except with respect to any Permitted Disposition or any RMT Asset Disposition, after giving effect to any such sale or other disposition of any Equity Interests owned directly or indirectly by a Major Subsidiary, such Subsidiary continues to be a Major Subsidiary. Nothing herein shall be construed to permit the Company or any of its Subject Subsidiaries to purchase shares, any interest in shares or any ownership interest in a WCG Subsidiary except as permitted by SECTION 8.9.

         8.11 Compliance with ERISA. The Company shall not (a) terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material liability of the Company or any Material Subsidiary (other than NewGP, if applicable) of the Company (including for purposes of this SECTION 8.11 any material WCG Subsidiary) or any such ERISA Affiliate to the PBGC, if such material liability of such ERISA Affiliate could reasonably be expected to have a material adverse effect on the Company or any of its Material Subsidiaries (other than NewGP, if applicable), or (b) permit to occur any Termination Event with respect to a Plan which would have a material adverse effect on the Company or any Subject Subsidiary of the Company (including for purposes of this SECTION
8.11 any material WCG Subsidiary).

         8.12 Transactions with Related Parties. The Company shall not make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, or permit any Material Subsidiary of the Company to make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, any Related Party of the Company or of such Material Subsidiary unless as a whole such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) on terms and conditions reasonably fair in all material respects to the Company or such Material Subsidiary in the good faith judgment of the Company.

         8.13 Guarantees. After July 31, 2002, the Company shall not enter into any agreement to guarantee or otherwise become contingently liable for, or permit any of its Subject Subsidiaries to guarantee or otherwise become contingently liable for, Debt or any other obligation of any WCG Subsidiary or to otherwise assure a WCG Subsidiary, or any creditor of a WCG Subsidiary, against loss, except as set forth in Exhibit G.



                                      44              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         8.14 Sale and Lease-Back Transactions. The Company shall not enter into, or permit any of its Subject Subsidiaries (other than Apco Argentina, Inc.) to enter into, any Sale and Lease-Back Transaction, if after giving effect thereto the Company would not be permitted to incur at least $1.00 of additional Debt secured by a Lien permitted by PARAGRAPH (y) of SCHEDULE I.

         8.15 Use of Proceeds of Borrowings. The Company shall not use any proceeds of any Borrowings for any purpose other than general corporate purposes relating to the business of the Company and its Subsidiaries, but excluding any WCG Subsidiary (including, without limitation, repurchases by the Company of its capital stock, working capital and capital expenditures) or use any such proceeds in any manner which violates or results in a violation of Law; provided, however that no proceeds of any Borrowings will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (other than any purchase of common stock of any corporation, if such purchase is not subject to Sections 13 and 14 of the Securities Exchange Act of 1934 and is not opposed, resisted or recommended against by such corporation or its management or directors, provided that the aggregate amount of common stock of any corporation (other than Apco Argentina Inc., a Cayman Islands corporation) purchased during any calendar year shall not exceed 1% of the common stock of such corporation issued and outstanding at the time of such purchase) or in any manner which contravenes law, and no proceeds of any Borrowings will be used to purchase or carry any margin stock (within the meaning of or Regulation U issued by the Board of Governors of the Federal Reserve System). The Company may not use any proceeds of any Borrowings to make any loan or advance to, or to own, purchase or acquire any obligations or debt securities of, any WCG Subsidiary or to acquire or otherwise invest in any stock or other equity or other ownership interest in a WCG Subsidiary; provided, however, that nothing contained herein shall prohibit or otherwise restrict the ability of the Company or any Subsidiary of the Company to use the proceeds of any Borrowing to own, purchase or acquire the WCG Senior Notes pursuant to the WCG Refinancing Transaction.

         8.16 Asset Disposition. The Company shall not sell, lease, transfer or otherwise dispose of, or permit any of their Material Subsidiaries or the Guarantors to sell, lease, transfer or otherwise dispose of, any property of the Company or any Guarantor or any Material Subsidiary of the Company, except (i) sales of inventory in the ordinary course of business and on reasonable terms,
(ii) sales of worn out, surplus or obsolete equipment in the ordinary course of business, if no Default exists at the time of such sale, (iii) replacement of equipment in the ordinary course of business with other equipment at least as useful and beneficial to the Company or its Material Subsidiaries and their respective businesses as the equipment replaced if no Default exists at the time of such replacement and an Acceptable Security Interest exists in such other equipment at the time of such replacement, (iv) sales of other immaterial Property (other than Equity Interests, Debt or other obligations of any Subsidiary) in the ordinary course of business and on reasonable terms, if no Default exists at the time of such sale; provided that Property may not be sold pursuant to this CLAUSE (iv) if the aggregate fair market value of all Property sold pursuant to this CLAUSE (iv) exceeds $250,000 in any year, (v) sales or other dispositions of assets which are not Collateral for cash in arm's length transactions, (vi) sales, leases, transfers or other dispositions of the Refineries (in whole or in part, including to each other), (vii) the MAPL Asset Disposition and Seminole Asset Disposition, (viii) sales or other dispositions of assets of NewGP or its Subsidiaries and the transfer by Williams GP, LLC to NewGP of the general partnership interests and incentive distribution rights in MLP, (ix) Permitted Dispositions, (x) sale of Equity Interests in NewGP, (xi) transfers by the Guarantors to other Guarantors and transfers by non-Guarantor Subsidiaries to any other Subsidiary, in each case in the ordinary course of business and (xii) transfers to the State of California of up to 6 turbines in connection with the settlement of the California Proceedings, (xiii) the Arctic Fox Capital Contribution, and (xiv) transfers of Assets and Property by Subsidiaries of TGT which may not be restricted pursuant to that certain Indenture dated as of April 11, 1994 between TGT, as Issuer and The Chase Manhattan Bank, as Trustee; provided that (A) 50% of the gross cash proceeds resulting from any disposition of Collateral permitted pursuant to clauses (ii),
(iv) through (vii), (ix) and (x), shall, be deposited immediately upon receipt to the Collateral Account (as defined in the Collateral Trust Agreement) to be maintained with, and under the



                                      45              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
control of, the Collateral Trustee pursuant to the Collateral Trust Agreement and applied in accordance with the terms and conditions of the L/C Agreement and the Primary Credit Agreement and (B) assets disposed of pursuant to clauses (i) through (v) shall not constitute a material part of the assets of TGPL, TGT or NWP and (C) with respect to any Collateral replaced, exchanged or transferred (in the case of clause (xi) only) or any non-cash proceeds received from the sale, transfer or other disposition of Collateral, in each case pursuant to this
SECTION 8.16, the Company (or such Material Subsidiary or Guarantor, as applicable) shall undertake all actions as more fully set forth in, and subject to, Section 5.01(f) of the Primary Credit Agreement to (1) grant an Acceptable Security Interest in favor of the Collateral Trustee on any new Collateral resulting from any such replacement or exchange or on the non-cash proceeds received from the sale or other disposition of Collateral and (2) in the case of Collateral transferred pursuant to clause (xi), to maintain an Acceptable Security Interest on such transferred Collateral. Notwithstanding anything in this SECTION 8.16 to the contrary, and for greater certainty, nothing in this Agreement shall prohibit (1) a transfer of Equity Interests of RMT from the Company to RMT LLC or any RMT Asset Disposition or (2) the Company or any of its Subsidiaries (including RMT LLC, RMT and their respective Subsidiaries) from selling, leasing, transferring or otherwise disposing of any property of the Company or any of its Subsidiaries in accordance with the provisions of the Barrett Loan Agreement. For the avoidance of doubt, modification or limitation of voting rights with respect to any Equity Interests shall not constitute a disposition of property.

         8.17 Restricted Payments. The Company shall not (i), other than in connection with the Castle Transaction, the Arctic Fox Capital Contribution, and the Plowshare Transaction, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Person thereof) as such, or permit any of its Subject Subsidiaries (other than Apco Argentina, Inc., TGT (to the extent there exists any contractual restriction prohibiting the Subsidiaries of TGT from restricting their ability to pay dividends) and their respective Subsidiaries) to do any of the foregoing, (ii) permit any of its Subject Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Company, or (iii) permit its Subject Subsidiaries to make any prepayment with respect to any Debt (other than Debt issued or incurred in connection with the Progeny Facilities and related documents, Debt issued or incurred in connection with the terms of SECTION 3.2(c), Debt issued prior to July 31, 2002 pursuant to the certain Indenture dated May 1, 1990 with Transco Energy Company as issuer and Bank of New York as trustee, as supplemented from time to time, the WCG Note Trust Bonds, Debt under the Barrett Loan Agreement, Debt of Subsidiaries of TGT and Debt incurred in connection with the UBOC Turbine Financing) or repurchase any Debt securities except any repurchase or repayment as required by the terms thereof in effect on July 31, 2002, except that, so long as no Default shall have occurred and be continuing at the time of any action described in CLAUSE (a), (b) (other than with respect to RMT LLC and its Subsidiaries) and (d) below or would result therefrom:

                  (a) the Company may (A) declare and pay cash dividends and distributions on its (1) 9-7/8% Cumulative Convertible Preferred
         Stock, (2) December 2000 Cumulative Convertible Preferred Stock and (3) March 2001 Mandatorily Convertible Single Reset Preferred Stock, (B) declare and pay cash dividends and distributions on TWC Preferred Stock issued on or after July 30, 2002 in form and substance satisfactory to the Administrative Agent and (C) in any Fiscal Quarter, declare and pay cash dividends to its holders of common stock and purchase, redeem, retire or otherwise acquire shares of its own outstanding common stock for cash if after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made in any such Fiscal Quarter would be not greater than the sum of $6,250,000;

                  (b) the Company or any Subsidiary of the Company may (A) declare and pay cash dividends to the Company or any Subsidiary of the Company (as the case may be) or pay subordinated



                                      46              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
         loans owed to the Company or any Subsidiary of the Company (as the case may be), (B) declare and pay cash dividends to any other Subsidiary of the Company or pay subordinated loans owed to any other Subsidiary of the Company, in each case in the ordinary course of business consistent with past practice, (and payments to the holders of the Designated Minority Interests made concurrently with and in the same form as the payments to Subsidiaries of the Company);

                  (c) the Company or any Subsidiary of the Company may make payments to non-Subsidiaries to the extent required under Financing Transactions or other agreements in effect as of July 31, 2002, including, without limitation, payments required as a result of downgrade by S&P and Moody's of the Company's senior unsecured long-term debt rating; and

                  (d) the Company or any Subsidiary of the Company may make payments to non-Subsidiaries to the extent required under the organizational documents of the Deepwater JV.

         8.18 Investments in Other Persons. The Company shall not make or hold, or permit any of its Subject Subsidiaries to make or hold, any Investment in any Person, except (i) equity Investments by the Company and its Subsidiaries in their Subsidiaries outstanding on July 31, 2002 and additional investments in Subsidiaries engaged in businesses reasonably related to the businesses carried on by such Company and its Subsidiaries on July 31, 2002 (including, without limitation, the Arctic Fox Capital Contribution); provided, that any such additional cash Investments shall not exceed $75,000,000 annually, except to the extent such cash Investments are immediately returned to the Person making such Investment as a dividend, distribution or repayment of Debt; (ii) loans and advances to employees in the ordinary course of the business of the company and its Subsidiaries as presently conducted; (iii) Investments of the company and its Subsidiaries in Cash Equivalents; (iv) Investments existing on July 31, 2002 or commitments for such Investments existing on July 31, 2002 and loans made pursuant to such commitments after July 31, 2002; (v) Investments by the Company and its Subsidiaries in Hedge Agreements entered into in the ordinary course of business and not for speculative purposes; (vi) Investments consisting of intercompany debt; (vii) Investments consisting of (A) the purchase of WCG Note Trust Bonds in an aggregate principal amount not to exceed $75,000 or (B) the Equity Interests in the WCG Senior Notes Issuer; (viii) Investments by Apco Argentina, Inc. or its Subsidiaries in accordance with applicable laws and their governing documents; provided that such Investments shall only be made using cash generated solely by their business, operations and financings; (ix) Investments not exceeding $12,000,000 in Williams Coal Seam Gas Royalty Trust units pursuant to agreements in place on the date hereof; provided that the purchase price of such units shall not exceed the then existing market price for such units; (x) Investments consisting of the acquisition of Equity Interests of the Deepwater JV in exchange for the contribution of Deepwater Assets to the Deepwater JV and Investments made to maintain such Equity Interests; (xi) Investments in Persons that are not Subsidiaries required to be made by the Company or any of its Subsidiaries in order to avoid default pursuant to agreements in existence on July 31, 2002; (xii) any Investments necessary to maintain, in accordance with the partnership agreement, the 2% general partnership interest of NewGP in the MLP; provided, that the aggregate annual amount of such Investments under this clause (xii) shall not exceed $10,000,000,
(xiii) Investments permitted pursuant to SECTION 8.9, (xiv) the Investment in the 0.2% general partnership interest in West Texas LPG Pipelines, (xv) Investments by EMT contemplated by the UBOC Turbine Financing, and (xvi) other Investments in an aggregate amount invested not to exceed $50,000,000 annually; provided that, with respect to Investments made under this clause (xvi), (1) any newly acquired or organized Subsidiary of the Company or any of its Subsidiaries shall be a wholly-owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and (3) any company or business acquired or invested in pursuant to this clause (xvi) shall be in the same line of business as the business of the Company or any of its Subsidiaries.



                                      47              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         8.19 Subsidiary Debt. The Company shall not permit any of its Subject Subsidiaries to create, incur, assume or suffer to exist Debt, other than (except as set forth in either Section 6(f) of the LLC Guaranty or Section 6(e) of the Holdings Guaranty) (i) Debt incurred, assumed or suffered to exist by TGPL, TGT, NWP, or Apco Argentina, Inc. or their Subsidiaries, (ii) Debt incurred, assumed or suffered to exist by Subsidiaries (other than those referred to in CLAUSE (i) and the Subsidiaries the stock of which is pledged under the Pledge Agreement (as defined in the L/C Agreement)) in an aggregate amount not to exceed $50,000,000 at any one time outstanding, (iii) Debt in existence on July 31, 2002, (iv) Debt under the LLC Guaranty, the Midstream Guaranty and the Holdings Guaranty, (v) Debt of the Project Financing Subsidiaries, (vi) Debt under the Barrett Loan Agreement, (vii) Debt consisting of intercompany debt so long as obligations of the debtors thereunder are subordinated to their obligations under the Loan Papers and are incurred in the ordinary course of the cash management systems of the Company and its Subsidiaries, (viii) any Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt permitted to be incurred under this SECTION 8.19, and (ix) Debt incurred in connection with the Deepwater Transactions and the UBOC Turbine Financing.

         8.20 Compliance with Primary Credit Agreement. The Company shall, and shall cause each of the other "Borrowers" under the Primary Credit Agreement to comply at all times with the terms and provisions of ARTICLE V of the Primary Credit Agreement as in effect on the date hereof.

         8.21 Borrower Liquidity Reserve. The Company shall cause RMT to at all times maintain the Borrower Liquidity Reserve (as defined in the Barrett Loan Agreement).

         8.22 Replacement of Legacy L/C with Letter of Credit. The Company shall cause the issuance of a letter of credit to replace a Legacy L/C to the extent the replacement of such Legacy L/C shall be necessary to prevent the occurrence of a default in relation to, and draw on, such Legacy L/C.

         8.23 Agreement to Restrict Transfers to NewGP. The Company shall not, transfer, or permit any of its Subject Subsidiaries to transfer, any property to NewGP, except a transfer to NewGP of the Equity Interest in MLP held by Williams GP LLC or any other transfer necessary to maintain the 2% general partnership interest of NewGP in MLP; provided that the aggregate annual amount of such Investments under this SECTION 8.23 shall not exceed $10,000,000.

         8.24 Cash Collateralization of Legacy L/Cs. From July 31, 2002, the Company shall not prepay any Progeny Facility or reduce the commitment of any lender under any Progeny Facility, or cash collateralize any Legacy L/C; provided that the Company may (i) prepay any Progeny Facility, (ii) reduce the commitment of any lender under any Progeny Facility and (iii) cash collateralize any Legacy L/Cs under any of the following circumstances:

         (1) the Company may apply Net Cash Proceeds as required by SECTION 3.2(c);

         (2) the Company may pay principal of a Progeny Facility as such principal matures, and make any required prepayment or reduction of the commitments of any lender thereunder, in each case in accordance with the terms of such Progeny Facility in effect on July 31, 2002, and may prepay any such Progeny Facility simultaneously with the disposition of the assets associated with such Progeny Facility;

         (3) the Company may make prepayments, reductions of commitments and cash collateralizations on a pro-rata basis to (x) the permanent ratable reduction of the outstanding amounts of the Progeny Facilities and (y) cash collateralize the Legacy L/Cs until and unless the Legacy L/Cs are fully cash collateralized, in which case such prepayments, reductions of commitments or



                                      48              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
                  cash collateralizations may be made on a pro-rata basis to the permanent ratable reduction of the outstanding amounts of the Progeny Facilities;

         (4) the Company, in its sole absolute discretion, may make any prepayment, commitment reduction or cash collateralization of the type set forth in clauses (i) through (iii) above in an aggregate amount not to exceed $65,000,000 per annum; and

         (5) the Company may prepay, defease or otherwise satisfy in whole or in part all of its obligations arising under the Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, the Company, Bank of Oklahoma, National Association, and Bank of America, N.A. (formerly NationsBank of Texas, N.A.), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended, and all documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection therewith.

         For the avoidance of doubt, nothing in this SECTION 8.24 shall limit or restrict the Company from any payment or taking any action that is required by the terms of any Progeny Facility or Legacy L/Cs in effect on the date hereof.

SECTION 9 DEFAULT. The term "DEFAULT" means the occurrence and continuance of any one or more of the following events:

         9.1 Payment of Obligation. The Company (i) shall fail to pay all or any part of the principal of the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers), (ii) shall fail to pay any interest on the Principal Debt when the same becomes due and payable, or (iii) shall fail to pay any other part of the Obligation (including, without limitation, fees) within ten (10) days of when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers).

         9.2 Misrepresentation. Any representation or warranty made by the Company or any Guarantor (or any of their respective officers) in writing under or in connection with this Agreement or in any other Loan Paper or in any certificate furnished under or in connection herewith shall prove to have been incorrect in any material respect when made.

         9.3 Covenants. The Company or any Guarantor shall fail to perform or observe (i) any term, covenant or agreement contained in SECTION 8.2 on its part to be performed or observed and such failure shall continue for ten (10) Business Days after the earlier of the date notice thereof shall have been given to the Company by the Administrative Agent or any Lender or the date the Company shall have knowledge of such failure, (ii) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in SECTION 8.2 or SECTIONS 8.5 - 8.24) or any Note or any other Loan Paper on its part to be performed or observed; and such failure shall continue for five
(5) Business Days after the earlier of the date notice thereof shall have been given to the Company by the Administrative Agent or any Lender or the date the Company or such Guarantor, as applicable shall have knowledge of such failure; or (iii) any term, covenant or agreement contained in SECTION 8.5 - 8.24.

         9.4 Default Under Other Debt. The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $60,000,000 in the aggregate of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or



                                      49              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than (i) by a regularly scheduled required prepayment, (ii) as required in connection with any permitted sale of assets, (iii) as required in connection with any casualty or condemnation, or (iv) or as a result of the giving of notice of a voluntary prepayment), prior to the stated maturity thereof; provided, however, that the provisions of this SECTION 9.4 shall not apply to any Non-Recourse Debt of any Non-Borrowing Subsidiary (as defined in the Primary Credit Agreement) of the Company.

         9.5 Debtor Relief. The Company or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Material Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of sixty (60) days; or the Company or any of its Material Subsidiaries shall take any action to authorize any of the actions set forth above in this SECTION 9.5.

         9.6 Judgments. Any judgment or order for the payment of money in excess of $60,000,000 shall be rendered against the Company or any of its Material Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         9.7 Employee Benefit Plans.

                  (a) Any Termination Event with respect to a Plan shall have occurred and, thirty (30) days after notice thereof shall have been given to the Company by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in CLAUSE
         (b) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $75,000,000; or

                  (b) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $75,000,000 or requires payments exceeding $50,000,000 per annum; or

                  (c) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed



                                      50              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
         to such Multiemployer Plans for the respective plan years which include July 31, 2002 by an amount exceeding $75,000,000.

         9.8 Validity and Enforceability of Loan Papers. Any provision (other than any provision excepted from, or subject to a qualification in, the opinions delivered pursuant to Item 9 of Schedule 6.1, but only to the extent of such exception or qualification) of any Loan Paper for any reason shall cease to be a legal, valid, binding and enforceable obligation of the Company or any Guarantor party thereto or the Company or any Guarantor party thereto shall so state in writing.

SECTION 10  RIGHTS AND REMEDIES

         10.1 Remedies Upon Default.

                  (a) If a Default exists under SECTION 9.5, the entire unpaid balance of the Obligation under the Term Facility shall automatically become due and payable without any action or notice of any kind whatsoever.

                  (b) If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 11, shall upon the request of Determining Lenders) or Determining Lenders may, do any one or more of the following: (i) if the maturity of the Obligation under the Term Facility has not already been accelerated under SECTION 10.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) reduce any claim to judgment; (iii) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of the Company in and to every account and other property of the Company which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, the Company being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); and (iv) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Papers.

         10.2 The Company Waivers. To the extent permitted by Law, the Company hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation (or any part thereof), shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

         10.3 Performance by Administrative Agent. If any covenant, duty, or agreement of the Company is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of the Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Company, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume and shall



                                      51              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of the Company.

         10.4 Delegation of Duties and Rights. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives (provided, that such delegation does not release any Lender of any of its obligations hereunder).

         10.5 Not in Control. Nothing in any Loan Paper shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of the Company, (b) preclude or interfere with compliance by the Company with any Law, or (c) require any act or omission by the Company that may be harmful to Persons or property. Any "material adverse event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by the Company with any Law or document, or that any Agent or any Lender does not expect the Company to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Protection Statutes. No Agent or Lender has any fiduciary relationship with or fiduciary duty to the Company arising out of or in connection with the Loan Papers, and the relationship between Agents and Lenders, on the one hand, and the Company, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of Agents and Lenders under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by Agents and Lenders in their respective good faith business judgment.

         10.6 Course of Dealing. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Determining Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         10.7 Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

         10.8 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.11.

         10.9 Limitation of Rights. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Administrative Agent or any Lender under any Loan Paper which would affect the operational, voting, or other control of the Company, shall be pursuant to any applicable state Law, and the applicable rules and regulations thereunder.

         10.10 Expenditures by Lenders. The Company shall promptly pay within thirty (30) days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by any Agent incident to any Loan



                                      52              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

Paper (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination, and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) following the occurrence and continuation of a Default, all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of the Company arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid by the Company.

         10.11 INDEMNIFICATION. THE COMPANY AGREES TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, ACTUAL LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) (BUT SPECIFICALLY EXCLUDING TAXES), THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR VIOLATION OF ANY LAW OR REGULATION BY SUCH INDEMNIFIED PARTY; PROVIDED, THAT THE COMPANY SHALL HAVE NO OBLIGATION HEREUNDER TO ANY AGENT OR ANY LENDER WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM (i) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY AGENT OR ANY SUCH LENDER, (ii) LEGAL PROCEEDINGS COMMENCED AGAINST ANY AGENT OR ANY SUCH LENDER BY ANY SECURITY HOLDER OR CREDITOR THEREOF ARISING OUT OF AND BASED UPON RIGHTS AFFORDED ANY SUCH SECURITY HOLDER OR CREDITOR SOLELY IN ITS CAPACITY AS SUCH, OR (iii) LEGAL PROCEEDINGS COMMENCED AGAINST ANY AGENT OR ANY SUCH LENDER BY ANY OTHER LENDER OR BY ANY PARTICIPANT (AS DEFINED IN SECTION 12.13). IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 10.11 APPLIES, EXCEPT AS PROVIDED ABOVE, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION, OR PROCEEDING IS BROUGHT BY THE COMPANY, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE PARTIES HERETO AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE COMPANY HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE COMPANY CONTAINED IN THIS SECTION 10.11 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

SECTION 11  AGREEMENT AMONG LENDERS

         11.1 Administrative Agent.



                                      53              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

                  (a) Each Lender hereby appoints Credit Lyonnais New York Branch (and Credit Lyonnais New York Branch hereby accepts such appointment) as its nominee and agent, in its name and on its behalf:
         (i) to act as nominee for and on behalf of such Lender in and under all Loan Papers; (ii) to arrange the means whereby the funds of Lenders are to be made available to the Company under the Loan Papers; (iii) to take such action as may be requested by any Lender under the Loan Papers (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to Lenders under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from the Company under the Loan Papers (including written disclosures pursuant to SECTION 8.2 (other than pursuant to SECTION 8.2(d), which shall only be distributed to the requesting Lender),
         SECTION 7.6 and SECTION 7.11); (vii) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and
         (ix) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Papers or as directed by Lenders or Determining Lenders (when entitled to so authorize) from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Papers or applicable Law.

                  (b) Administrative Agent may resign at any time as Administrative Agent under the Loan Papers by giving written notice thereof to Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign as Administrative Agent, then Determining Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Determining Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Papers and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Papers. After any retiring Administrative Agent's resignation as Administrative Agent under the Loan Papers, the provisions of this SECTION 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Papers.

                  (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and the Company agree that Administrative Agent is not a fiduciary for Lenders or for the Company but simply is acting in the capacity described herein to alleviate administrative burdens for both the Company and Lenders, that Administrative Agent has no duties or responsibilities to Lenders



                                      54              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
         or the Company except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                  (d) Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with the Company, act as trustee or depositary for the Company, or otherwise be engaged in other transactions with the Company (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of the Company which are not contemplated or included in the Loan Papers, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of the Company arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of the Company arising under the Loan Papers, then each Lender shall be entitled to share in such application ratably. Each Lender acknowledges that, and consents to, Credit Lyonnais New York Branch's also serving as Administrative Agent under that certain Letter of Credit and Reimbursement Agreement of even date herewith among the Company, Credit Lyonnais New York Branch, as " Administrative Agent," and certain financial institutions party thereto.

         11.2 Expenses. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Papers if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

         11.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

         11.4 Delegation of Duties; Reliance. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to SECTION 12.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of



                                      55              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge thereof or Administrative Agent has been notified thereof by a Lender or the Company, and (d) be entitled to consult with legal counsel (including counsel for the Company), independent accountants and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         11.5 Limitation of Liability.

                  (a) None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents, or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (provided that nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                  (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Administrative Agent requests instructions from Lenders or Determining Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, such Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall any Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against any Agent as a result of such Agent's acting or refraining from acting hereunder in accordance with the instructions of Determining Lenders.

                  (c) No Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of the Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of the Company. Each Lender agrees to indemnify Agents and their respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers, to the extent such Agents and their respective Representatives are not reimbursed for such amounts by the Company (provided that, no Agent or its Representatives shall have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct); and provided, further, that no Designated Lender shall be liable for any payment under this SECTION 11.5(c) so long as, and to the extent that, its Designating Lender makes such payments in accordance with, and at the time required by, the terms of this Agreement.



                                      56              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         11.6 Default; Collateral. Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Determining Lenders. In actions with respect to any property of the Company, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of the Company to the Obligation shall be construed as being for the ratable benefit of each Lender. If Administrative Agent acquires any security for the Obligation or any guaranty of the Obligation upon or in lieu of foreclosure, the same shall be held for the Pro Rata benefit of all Lenders.

         11.7 Limitation of Liability. To the extent permitted by Law (a) no Agent (acting in their respective agent capacities) shall incur any liability to any other Lender or Participant except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) no Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

         11.8 Relationship of Lenders. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

         11.9 Benefits of Agreement. Except for the representations and covenants in SECTION 11.1(c) in favor of the Company, none of the provisions of this SECTION 11 shall inure to the benefit of the Company or any other Person other than Lenders; consequently, neither the Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or Lender to comply with such provisions.

         11.10 Agents. None of the Lenders identified in this Agreement as "SYNDICATION AGENT" or "DOCUMENTATION AGENT" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "SYNDICATION AGENT" or "DOCUMENTATION AGENT" shall have or be deemed to have any fiduciary relationship with any Lender.

         11.11 Obligation Several. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

SECTION 12  MISCELLANEOUS

         12.1 Headings. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

         12.2 Nonbusiness Days. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if in the case of any such payment in respect of a Eurodollar Rate Borrowing the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.



                                      57              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         12.3 Communications. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender is set forth on SCHEDULE 2.1, and for the Company is the address set forth by the Company's signature on the signature page of this Agreement. A copy of each communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Fax: 214/651-5940, Attn: Timothy Powers.

         12.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

         12.5 Exceptions to Covenants. The Company shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

         12.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of any Agent or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

         12.7 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS.

         12.8 Invalid Provisions. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and the Company agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         12.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE COMPANY, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY THE COMPANY, ANY LENDER, OR ANY AGENT (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY, LENDERS, AND AGENTS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR



                                      58              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         12.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN OR SOUTHERN DISTRICT OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT,
(C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, AND (E) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Company and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 12.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         12.11 Amendments, Consents, Conflicts, and Waivers.

                  (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by the Company and Determining Lenders, and, in the case of any matter affecting Administrative Agent, by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver if the Company and Determining Lenders, and, in the case of any matter affecting Administrative Agent, Administrative Agent, have approved same.

                  (b) Any amendment to or consent or waiver under this Agreement or any Loan Paper which purports to accomplish any of the following must be by an instrument in writing executed by the Company and executed (or approved, as the case may be) by each Lender, and, in the case of any matter affecting Administrative Agent, by Administrative
         Agent: (i) extends the due date or decreases the amount of any scheduled payment of the Obligation arising under Loan Papers beyond the date specified in the Loan Papers; (ii) reduces the interest rate or decreases the amount of interest, fees, or other sums payable to Administrative Agent or Lenders hereunder (except such reductions as are



                                      59              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
         contemplated by this Agreement); or (iii) reduces the percentage specified in the definition of "DETERMINING LENDERS"; (iv) changes
         SECTION 3.2(c) or this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder; or (v) consents to the assignment or transfer of the Company of any of its rights and obligations under this Agreement. Without the consent of Administrative Agent and Determining Lenders, no provision of SECTION 11 may be amended, modified, or waived. Each Designating Lender shall act on behalf of its Designated Lender with respect to any rights of its Designated Lender to grant or withhold any consent hereunder to the fullest extent it has been so delegated to act by its Designated Lender pursuant to its Designation Agreement.

                  (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

                  (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Determining Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         12.12 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by the Company, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and the Company, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

         12.13 Successors and Assigns; Assignments and Participations.

                  (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Company may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Papers (including, without limitation, all or a portion of its Borrowings and its Note); provided, however, that:

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                         (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Papers, any such partial assignment shall be in an amount at least equal to $10,000,000 (or such lower amount as may be requested by a Lender and agreed to by Administrative Agent, acting in its sole discretion);



                                      60              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

                         (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Notes; and

                         (iv) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT C hereto, together with any Notes subject to such assignment and a processing fee of $3,000.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Papers and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Papers. Upon the consummation of any assignment pursuant to this Section, the Company shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

                  (c) Administrative Agent shall maintain at its address referred to in SECTION 12.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Borrowings owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Papers. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 12.13, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Pro Rata Part of the Principal Debt of the assignor and assignee.

                  (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT C hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under this Agreement and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement, (v) the Company and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Papers, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold the Company and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Papers, other than certain voting Rights as



                                      61              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
         provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time so long as the Company shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are provided by this Agreement), or releases any guaranty or collateral, if any, for the Obligation (except such releases as are contemplated by this Agreement); provided that, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

                  (f) Any Lender may at any time designate not more than one Designated Lender to fund Borrowings on behalf of such Designating Lender subject to the terms of this SECTION 12.13(f), and the provisions of SECTIONS 12.13(b) AND 12.13(e) shall not apply to such designation. No Lender may have more than one Designated Lender at any time. Such designation may occur either by the execution of the signature pages hereof by such Lender and Designated Lender next to the appropriate "Designating Lender" and "Designated Lender" captions, or by execution by such parties of a Designation Agreement subsequent to the date hereof; provided, that any Lender and its Designated Lender executing the signatures pages hereof as "Designating Lender" and "Designated Lender", respectively, on the date hereof shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein, and such designation shall be conclusively deemed to be accepted by the Company and the Administrative Agent. The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Administrative Agent and the Company for their acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender and consented to by the Company and the Administrative Agent, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Company and the other Lenders, whereupon, (i) the Company shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to fund Borrowings on behalf of its Designating Lender pursuant to SECTION 2.1(b), and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Company, the Administrative Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations



                                      62              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT
         under SECTION 11.5(c) hereof and any sums otherwise payable to the Company by the Designated Lender.

                  Each Designating Lender, or a specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Lender and shall on behalf of its Designated Lender: (i) receive any and all payments made for the benefit of such Designated Lender and
         (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Papers. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Lender, or specified branch or affiliate thereof, as administrative agent for its Designated Lender and need not be signed by such Designated Lender on its own behalf. The Company, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Paper, other than pursuant to an assignment to its Designating Lender pursuant to a pledge to its Liquidity Lender (if any) in accordance with SECTION 12.13(g) of this Agreement, or otherwise in accordance with the provisions of this SECTION 12.13.

                  (g) Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time assign and pledge all or any portion of its Borrowings and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder and (ii) any Designated Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Designated Lender Note held by it in favor of its Liquidity Bank, and such Liquidity Bank may enforce such pledge or security interest in any manner permitted under applicable law, provided that (y) such Liquidity Bank possesses the characteristics necessary to be an Eligible Assignee under this Agreement, and (z) no such pledge shall release the Designating Lender from its obligations hereunder or grant to such Liquidity Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                  (h) Any Lender may furnish any information concerning the Company in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants), subject, however, to SECTION 12.15 hereof.

         12.14 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations under the Loan Papers shall remain in full force and effect until payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, except that SECTION 4, SECTION 10, and SECTION 12, and any other provisions under the Loan Papers expressly intended to survive by the terms hereof or by the terms of the applicable Loan Papers, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under any Loan Paper is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, the obligations of the Company under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         12.15 Confidentiality. Administrative Agent and each Lender (each, a "LENDING PARTY") agrees to use its best efforts to keep confidential any information furnished or made available to it by the Company pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any officer, director, employee, agent, or advisor of any Lending Party, (b) to its auditors, accountants, legal counsel or other professional advisors,



                                      63              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

(c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Paper, and (i) subject to provisions substantially similar to those contained in this Section, to any Affiliate of any Lending Party or to any actual or proposed participant or assignee. The Company hereby consents to the disclosure of any non-public information with respect to it which is related to this transaction by any Designated Lender to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Lender.

         12.16 No Bankruptcy Proceedings. Each of the Company, the Lenders and the Administrative Agent agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender; provided that the Designating Lender hereby agrees to indemnify, save and hold harmless the Company, each Lender and the Administrative Agent for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its Designated Lender.

         12.17 Guaranties. As an inducement to the Administrative Agent and the Lenders to enter into this Agreement, each Guarantor has executed and delivered to the Administrative Agent this Agreement to (i) ratify and reaffirm their respective obligations under the LLC Guaranty and the Holdings Guaranty, as applicable, and (ii) evidence its acknowledgement, consent, and agreement (a) to the execution, delivery, and performance of this Agreement by the Company, and
(b) that this Agreement in no way releases, diminishes, impairs, reduces, or otherwise adversely affects any guaranties, assurances, or other obligations or undertakings of such Guarantor under any Loan Paper.

         12.18 Existing Defaults of No Effect. Any default which has occurred and is continuing under the Existing Loan Agreement, if any, shall, upon the satisfaction of the conditions set forth in SECTION 6.1, be deemed to be fully and completely remedied and of no further force and effect, except to the extent that the event or condition causing such default shall constitute a Default or a Potential Default under this Agreement. Without limiting the generality of the foregoing, the Lenders hereby waive the condition precedent to the effectiveness of the Fifth Amendment to Term Loan Agreement dated as of July 31, 2002 (the "Fifth Amendment") that the Company provide a satisfactory legal opinion of its special counsel, Skadden Arps, Slate, Meagher & Flom LLP contained in Paragraph 3(d) of the Fifth Amendment.

         EXECUTED on the respective dates shown on the signature pages hereto, but effective as of the Closing Date.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]




                                      64              FIRST AMENDED AND RESTATED
                                                             TERM LOAN AGREEMENT

         Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein.




Address for notices

One Williams Center, Suite 5000             THE WILLIAMS COMPANIES, INC.,
Tulsa, Oklahoma 74172                       a Delaware corporation
Attention:  Treasurer
Telephone No.: (918) 573-5551
Facsimile No.: (918) 573-2065               By:
                                                -------------------------------
                                            Name:  James G. Ivey
                                            Title: Treasurer


With a copy to:

One Williams Center, Suite 4100
Tulsa, Oklahoma 74172
Attention: Associate General Counsel
Telephone No.: (918) 573-2613
Facsimile No.: (918) 573-4503




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



Address for notices
One Williams Center, Suite 5000          WILLIAMS GAS PIPELINE COMPANY, L.L.C.
Tulsa, Oklahoma 74172
Attn: Treasurer
Telephone No.: (918) 573-5551
Facsimile No.: (918) 573-2065            By:      /s/ James G. Ivey
                                            -----------------------------------
                                         Name:    James G. Ivey
                                              ---------------------------------
                                         Title:   Assistant Treasurer
                                               --------------------------------


With a copy to:

One Williams Center, Suite 4100
Tulsa, Oklahoma 74172
Attn:    Associate General Counsel
Telephone No.: (918) 573-2613
Facsimile No.: (918) 573-4503




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


Address for notices
One Williams Center, Suite 5000             WILLIAMS PRODUCTION HOLDINGS L.L.C.
Tulsa, Oklahoma 74172
Attn:  Treasurer
Telephone No.: (918) 573-5551
Facsimile No.: (918) 573-2065               By:      /s/ Ralph A. Hill
                                               --------------------------------
                                            Name:    Ralph A. Hill
                                                 ------------------------------
                                            Title:   Senior Vice President
                                                  -----------------------------


With a copy to:

One Williams Center, Suite 4100
Tulsa, Oklahoma 74172
Attn:  Associate General Counsel
Telephone No.: (918) 573-2613
Facsimile No.: (918) 573-4503




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



1301 Avenue of the Americas             CREDIT LYONNAIS NEW YORK BRANCH,
New York, New York 10019                as Administrative Agent and as a Lender


                                        By:      /s/ Olivier Audemard
                                           ------------------------------------
                                        Name:    Olivier Audemard
                                             ----------------------------------
                                        Title:   Senior Vice President
                                              ---------------------------------


With a copy to:
1301 Travis Street, Suite 2100
Houston, Texas 77002
Attention: Mr. Richard Kaufman
Telephone No.: 713-890-8605
Facsimile No.: 713-890-8666




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



1230 Peachtree Street, Suite 3500   COMMERZBANK AG NEW YORK AND GRAND
Atlanta, Georgia 30309              CAYMAN BRANCHES, as Syndication Agent,
Attn: Brian Campbell                as a Lender and as a Designating Lender
Telephone: (404) 888-6518
Facsimile: (404) 888-6539
                                    By:      /s/ Harry Yergey
                                       ----------------------------------------
                                    Name:    Harry Yergey
                                         --------------------------------------
                                    Title:   Senior Vice President and Manager
                                          -------------------------------------


                                    By:      /s/ Brian Campbell
                                       ----------------------------------------
                                    Name:    Brian Campbell
                                         --------------------------------------
                                    Title:   Senior Vice President
                                          -------------------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



                               FOUR WINDS FUNDING CORPORATION,
                               as a Designated Lender


                               By       COMMERZBANK AKTIENGESELLCHAFT, as
                                        Administrator and Attorney-in-Fact

                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------


                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1100 Louisiana Street, Suite 3000        THE BANK OF NOVA SCOTIA,
Houston, Texas 77002                     as Documentation Agent and as a Lender
Attn:    Joe Latanzie
Telephone:  (713) 759-3435
Facsimile:  (713) 752-2425               By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                                -------------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



1020 19th Street, NW, Suite 500         ABU DHABI INTERNATIONAL BANK INC.,
Washington, DC 20036                    as a Lender
Attn:  David Young
Telephone: (202) 842-7956
Facsimile: (202) 842-7955               By:      /s/ David J. Young
                                           ------------------------------------
                                        Name:    David J. Young
                                             ----------------------------------
                                        Title:   Vice President
                                              ---------------------------------


                                        By:      /s/ Nagy S. Kolta
                                           ------------------------------------
                                        Name:    Nagy S. Kolta
                                             ----------------------------------
                                        Title:   Executive Vice President
                                              ---------------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.

470 Park Avenue South                       BANK POLSKA KASA OPIEKI S.A.,
32nd Street, 15th Floor                     as a Lender
New York, New York 10016
Attn:    Hussein El-Tawil
Telephone: (212) 251-1245
Facsimile: (212) 679-5910                   By:      /s/ Hussein El-Tawil
                                                -------------------------------
                                            Name:    Hussein El-Tawil
                                                  -----------------------------
                                            Title:   Vice President
                                                   ----------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



333 West 34th Street, 8th Floor         SALOMON BROTHERS HOLDING COMPANY, INC.
New York, NY 10001                      as a Lender
Attn: Shawn Bernet
Telephone: (212) 615-9142
Facsimile: (212) 615-9149               By:      /s/ Shawn Bernet
                                           ------------------------------------
                                        Name:    Shawn Bernet
                                             ----------------------------------
                                        Title:   Assistant Vice President
                                              ---------------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



685 3rd. Ave. 29th Floor,                   CHANG HWA COMMERCIAL BANK, LTD.,
New York, New York 10017                    NEW YORK BRANCH, as a Lender
Attn:    Peter Lien
Telephone: (212) 651-9770
Facsimile: (212) 651-9785                   By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



76 Madison Avenue, 12th Floor               FIRST COMMERCIAL BANK - NEW YORK
New York, New York 10016                    AGENCY, as a Lender
Attn:    Max Kwok
Telephone: (212) 684-9248
Facsimile: (212) 684-9315                   By:      /s/ Bruce M.J. Ju
                                               --------------------------------
                                            Name:    Bruce M.J. Ju
                                                  -----------------------------
                                            Title:   VP/General Manager
                                                  -----------------------------



[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



380 Madison Avenue, 21st Floor              GULF INTERNATIONAL BANK,
New York, New York 10017                    as a Lender
Attn:    Bill Shepard
Telephone:  (212) 922-2323
Facsimile:  (212) 922-2309                  By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



200 Madison Avenue, Suite 20007             HUA NAN COMMERCIAL BANK, LTD.,
New York, New York 10016                    as a Lender
Attn:    Frank Tang
Telephone: (646) 435-1881
Facsimile: (212) 417-9341                   By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



150 East 42nd Street, 29th Floor           BAYERISCHE HYPO-UND
New York, New York 10017                   VEREINSBANK AG, NEW YORK
Attn:    Steve Atwell                      BRANCH, as a Lender
Telephone: (212) 672-5458
Facsimile: (212) 672-5530
                                           By:      /s/ Steve Atwell
                                              ---------------------------------
                                           Name:    Steve Atwell
                                                -------------------------------
                                           Title:   Director
                                                 ------------------------------



                                           By:      /s/ Shannon Batchman
                                              ---------------------------------
                                           Name:    Shannon Batchman
                                                -------------------------------
                                           Title:   Director
                                                 ------------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



245 Peachtree Center Avenue, Suite 2550         KBC BANK N.V., as a Lender
Atlanta, Georgia 30303
Attn:    Filip Ferrante
Telephone: (404) 584-5466
Facsimile: (404) 584-5465                       By:      /s/ Robert Snauffer
                                                   ----------------------------
                                                Name:    Robert Snauffer
                                                      -------------------------
                                                Title:   First Vice President
                                                      -------------------------


                                                By:      /s/ Eric Raskin
                                                   ----------------------------
                                                Name:    Eric Raskin
                                                     --------------------------
                                                Title:   Vice President
                                                      -------------------------

With a copy to:

125 West 55th Street
New York, New York 10019
Attn:    Diane Grimmig
Telephone:  (212) 541-0707
Facsimile:  (212) 541-0784




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



Grosse Bleiche 54-56                         LANDESBANK RHEINLAND-PFALZ,
Mainz, Germany 55098                         GIROZENTRALE,
Attn:    Daniel Juncker                      as a Lender
Telephone: (011) 49-61-31-133374
Facsimile: (011) 49-61-31-132599
                                             By:      /s/ Signature not legible
                                                -------------------------------
                                             Name:    Name not legible
                                                  -----------------------------
                                             Title:   Vice President
                                                   ----------------------------


                                             By:      /s/ Signature not legible
                                                -------------------------------
                                             Name:    Name not legible
                                                  -----------------------------
                                             Title:   Manager
                                                   ----------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



Ursulinenstra(beta)e 2                   LANDESBANK SAAR GIROZENTRALE,
66111 Saarbrucken, Germany               as a Lender
Attn:  Rolf Buchholz
Telephone: (011) 49-681-383-1304
Facsimile: (011) 49-681-383-1208         By:      /s/ Ulrich Hildebrandt
                                            -----------------------------------
                                         Name:    Ulrich Hildebrandt
                                              ---------------------------------
                                         Title:   Senior Vice President
                                               --------------------------------



                                         By:      /s/ Jorg Weber
                                            -----------------------------------
                                         Name:    Jorg Weber
                                              ---------------------------------
                                         Title:   Manager
                                               --------------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



Martensdamm 6                                 LANDESBANK SCHLESWIG-HOLSTEIN
Kiel, Germany 24103                           GIROZENTRALE, as a Lender
Attn:    Kerstin Spaeter
Telephone:  (011) 49-431-900-2765
Facsimile   (011) 49-431-900-17 94            By:      /s/ Dr. Nikolai Ulrich
                                                 ------------------------------
                                              Name:    Dr. Nikolai Ulrich
                                                   ----------------------------
                                              Title:   Vice President
                                                    ---------------------------



                                              By:      /s/ Andrea Kremser
                                                 ------------------------------
                                              Name:    Andrea Kremser
                                                   ----------------------------
                                              Title:   Assistant Vice President
                                                    ---------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



811 Wilshire Boulevard, Suite 1900          LAND BANK OF TAIWAN, LOS ANGELES
Los Angeles, California 90017               BRANCH, as a Lender
Attn:  Jonathan Kuo
Telephone: (213) 532-3789
Facsimile: (213) 532-3766                   By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



2250 East 73rd Street, Suite 200             LOCAL OKLAHOMA BANK, N.A.,
Tulsa, Oklahoma 74136                        as a Lender
Attn:    Elisabeth Blue
Telephone:  (918) 497-2422
Facsimile:  (918) 497-2497                   By:      /s/ Elisabeth F. Blue
                                                -------------------------------
                                             Name:    Elisabeth F. Blue
                                                  -----------------------------
                                             Title:   Senior Vice President
                                                   ----------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



299 Park Avenue, 17th Floor                   NATIONAL BANK OF KUWAIT, S.A.K.,
New York, New York 10171                      GRAND CAYMAN BRANCH, as a Lender
Attn:  Wendy Wanninger
Telephone: (212) 303-9807
Facsimile: (212) 888-2958                     By:      /s/ Robert J. McNeill
                                                 ------------------------------
                                              Name:    Robert J. McNeill
                                                   ----------------------------
                                              Title:   Executive Manager
                                                    ---------------------------


                                              By:      /s/ Muhannad Kamal
                                                 ------------------------------
                                              Name:    Muhannad Kamal
                                                   ----------------------------
                                              Title:   General Manager
                                                    ---------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



1200 Smith Street, Suite 3100        BNP PARIBAS, as a Lender
Houston, Texas 77002
Attn:    Mark Cox
Telephone: (713) 982-1152
Facsimile: (713) 859-6915            By:     /s/ Mark A. Cox and Larry Robinson
                                        ---------------------------------------
                                     Name:   Mark A. Cox and Larry Robinson
                                          -------------------------------------
                                     Title:  Director and Vice President
                                           -------------------------------------


With a copy to:

1200 Smith Street, Suite 3100
Houston, Texas 77002
Attn:    David Dodd
Telephone: (713) 982-1156
Facsimile: (713) 859-6915




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



135 Bishopsgate                             THE ROYAL BANK OF SCOTLAND PLC,
London, England EC2M 3UR                    as a Lender
Attn:    Jane Woodley
Telephone: (011) 44-207-375-5724
Facsimile: (011) 44-207-375-5919            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



With a copy to:

JP Morgan Chase Towers
600 Travis, Suite 6070
Houston, Texas 77002
Attn:    Adam Pettifer
Telephone: (713) 221-2416
Facsimile: (713) 221-2430




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.



277 Park Avenue, 6th Floor            SUMITOMO MITSUI BANKING
New York, New York 10172              CORPORATION, as a Lender
Attn:    Kenneth Austin
Telephone: (212) 224-4043
Facsimile: (212) 224-4384             By:  /s/ Leo E. Paqariqan
                                          -------------------------------------
                                      Name:    Leo E. Paqariqan
                                           ------------------------------------
                                      Title:   Senior Vice President
                                            -----------------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1221 McKinney Street, Suite 4100      MIZUHO CORPORATE BANK, LTD., as a Lender
Houston, Texas 77010
Attn:   Jacques Azagury
Telephone: (713) 650-7845
Facsimile: (713) 759-0717             By:  /s/ Jacques Azagury
                                         --------------------------------------
                                      Name: Jacques Azagury
                                           ------------------------------------
                                      Title:  Senior Vice President and Manager
                                            -----------------------------------


With a copy to:

1221 McKinney Street, Suite 4100
Houston, Texas 77010
Attn:    Scott Chappell
Telephone: (713) 650-7828
Facsimile:  (713) 759-0717




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

Signature Page to that certain First Amended and Restated Term Loan Agreement dated as of October __, 2002, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


55 East 52nd Street                       UFJ BANK LIMITED, as a Lender
New York, New York 10055
Attn:    Ryoichi Konishi
Telephone: (212) 339-6172
Facsimile: (212) 754-2360                 By: /s/ L.J. Perenyl
                                             ----------------------------------
                                          Name:    L.J. Perenyl
                                               --------------------------------
                                          Title:   Vice President
                                                -------------------------------




[THIS IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT]

                                    EXHIBIT A

                                FORM OF TERM NOTE

$_______________                                               October __, 2002


FOR VALUE RECEIVED, the undersigned, THE WILLIAMS COMPANIES, INC., a Delaware corporation ("THE COMPANY"), hereby promises to pay to the order of (the "LENDER"), at the offices of CREDIT LYONNAIS NEW YORK BRANCH, as Administrative Agent for the Lender and others as hereinafter described, on the Maturity Date, the lesser of (i) ($ ) and (ii) the aggregate Principal Debt disbursed by the Lender to the Company and outstanding and unpaid on the Maturity Date (together with accrued and unpaid interest thereon).

         This note has been executed and delivered under, and is subject to the terms of, the First Amended and Restated Term Loan Agreement, dated as of October 31, 2002 (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT"), among the Company, the Lender and other lenders named therein, and the Administrative Agent, and is one of the "Term Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Agreement have the meaning given to such terms in the Agreement. Reference is made to the Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.8 of the Agreement for usury savings provisions.

         THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE COMPANY AND THE LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

                                  THE WILLIAMS COMPANIES, INC.


                                  By
                                     ----------------------------------------
                                     James G. Ivey
                                     Treasurer


                                                                       Exhibit A

                                    EXHIBIT B

                          FORM OF NOTICE OF CONVERSION

                             -------------- --, ----

Credit Lyonnais New York Branch,
         as Administrative Agent for the
         Lenders as defined in the First
         Amended and Restated Term
         Loan Agreement referred to below
1301 Avenue of the Americas
New York, New York 10019

Attn:
         ------------------------------
         Fax:  (214)
                    --------------

         Reference is made to (i) the First Amended and Restated Term Loan Agreement, dated as of October 31, 2002 (as amended, modified, supplemented, or restated from time to time, "AGREEMENT"), among the undersigned, the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The undersigned hereby gives you notice pursuant to SECTION 3.10 of the Agreement that it elects to convert a Borrowing from one Type to another Type or elects a new Interest Period for a Eurodollar Rate Borrowing, and in that connection, sets forth below the terms on which such election is requested to be made:

(A)      Borrowing Date of Borrowing*                                   (A)
                                                                               -----------------

(B)      Amount of Borrowing**                                          (B)
                                                                               -----------------


(C)      Type of Borrowing***                                           (C)
                                                                               -----------------


(D)      For conversion to, or continuation of, a Eurodollar Rate
         Borrowing, the Interest Period and the last day thereof****    (D)
                                                                               -----------------


         On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to _________________________________________.

                                   Very truly yours,

                                   THE WILLIAMS COMPANIES, INC.


                                   By:
                                      ------------------------------------------
                                   (Name):
                                          --------------------------------------
                                   (Title)
                                          --------------------------------------

Term Facility Rate:
                   -----------------

Confirmed by:
             -------------------------------


      * Must be a Business Day at least three (3) Business Days following receipt by Administrative Agent of this Notice of Conversion from a Base Rate Borrowing to a Eurodollar Rate Borrowing or a continuation of a Eurodollar Rate Borrowing for an additional Interest Period.

    **   Not less than $5,000,000 or an integral multiple of $1,000,000.

   ***   Eurodollar Rate Borrowing or Base Rate Borrowing.

  **** Eurodollar Rate Borrowing -- 1, 2, 3, or 6 months. In no event may the Interest Period end after the Maturity Date.


                                                                       Exhibit B

                                    EXHIBIT C

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


         Reference is made to the First Amended and Restated Term Loan Agreement dated as of October 31, 2002 (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT") among THE WILLIAMS COMPANIES, INC., a Delaware corporation (the "COMPANY"), the Lenders, (each such term as defined in the Agreement), and CREDIT LYONNAIS NEW YORK BRANCH, as the Administrative Agent for Lenders ("ADMINISTRATIVE AGENT"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         The "ASSIGNOR" and the "ASSIGNEE" referred to on SCHEDULE 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's Rights and obligations under the Agreement and the related Loan Papers as of the date hereof equal to the percentage interest specified on SCHEDULE 1. After giving effect to such sale and assignment, the Assignor's and the Assignee's amount of the Borrowings under the Term Facility owing to each of them will be as set forth on SCHEDULE 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Papers or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to any Loan Paper or the performance or observance by any such party of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto; and
(iv) attaches the Note held by the Assignor and requests that Administrative Agent exchange such Note for new Notes. Such new Notes shall be prepared in accordance with the provisions of SECTION 3.1(a) of the Agreement and will reflect the respective Borrowings of the Assignee and the Assignor after giving effect to this Assignment and Acceptance.

         3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the current financials statements of the Company furnished pursuant to the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on SCHEDULE 1.



                                                                       Exhibit C

         5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the Rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its Rights and be released from its obligations under the Agreement.

         6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Agreement, the Notes, and loan accounts in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees and other fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the other Loan Papers for periods prior to the Effective Date directly between themselves.

         7. Unless the Assignee is a Lender or an Affiliate of a Lender (and this sale and assignment is not made in connection with the sale of such Affiliate), this Assignment and Acceptance may be conditioned upon the consent of the Company and Administrative Agent pursuant to the definition of "Eligible Assignee" in the Agreement. The execution and delivery of this Assignment and Acceptance by the Company and Administrative Agent is evidence of this consent.

         8. As contemplated by SECTION 12.13(b)(vi) of the Agreement, the Assignor or the Assignee (as determined between the Assignor and the Assignee) agrees to pay to Administrative Agent for its account on the Effective Date in federal funds a processing fee of $3,000.

         9. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF NEW YORK.

         10. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by Telecopied shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers hereunto duly authorized as of the date specified thereon.



                                                                       Exhibit C

                                   SCHEDULE 1
                                       to
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                 (TERM FACILITY)



1.   Assigned Interest:

     (a)   Aggregate Borrowings owed to Assignor, immediately
           prior to giving effect to the assignment to Assignee                                $
                                                                                                -------------------

     (b)   Percentage Interest in Borrowings being assigned to
           Assignee by Assignor.                                                                                  %
                                                                                               -------------------

2.   Adjustments after giving effect to Assignment between Assignor and Assignee:

     (a)   Assignor's aggregate Borrowings                                                     $
                                                                                                -------------------

     (b)   Assignee's Borrowings acquired from Assignor pursuant to
           this Assignment                                                                     $
                                                                                                -------------------


3.   Effective Date (if other than date of acceptance by Administrative
     Agent):                                                                    *                  ,
                                                                                 -------------- ---  ------



                                                                       Exhibit C

                                   SCHEDULE 1
                                       to
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                 (TERM FACILITY)
                                  (PAGE 2 OF 2)




                                  [NAME OF ASSIGNOR], as Assignor


                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                                  Dated:                         ,
                                        -------------------- ----  ------


                                  [NAME OF ASSIGNEE], as Assignee


                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                                  Dated:                         ,
                                        -------------------- ----  ------



                                                                       Exhibit C

     If SECTION 12.13(b) and CLAUSE (c) of the definition of "Eligible Assignee" of the Agreement so require, the Company and Administrative Agent consent to this Assignment and Acceptance.

                                      THE WILLIAMS COMPANIES, INC.,
                                      as The Company


                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      Dated:                         ,
                                            -------------------- ----  ------


                                      CREDIT LYONNAIS NEW YORK BRANCH,
                                      as Administrative Agent


                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      Dated:                         ,
                                            -------------------- ----  ------


     * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Administrative Agent.



                                                                       Exhibit C

                                   EXHIBIT D-1

      FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY AND THE GUARANTORS







                                                                     Exhibit D-1

                                   EXHIBIT D-2

                   FORM OF OPINION OF NEW YORK COUNSEL TO THE
                           COMPANY AND THE GUARANTORS







                                                                     Exhibit D-2

                                    EXHIBIT E

                          FORM OF DESIGNATION AGREEMENT

                          Dated _________________, 2000

         Reference is made to that certain First Amended and Restated Term Loan Agreement dated as of October 31, 2002 (as amended, supplemented or otherwise modified from time to time, the "Agreement") by and among The Williams Companies, Inc. (the "Company"), the Lenders parties thereto, and Credit Lyonnais, New York Branch, as Administrative Agent (the "Administrative Agent"). Terms defined in the Agreement are used herein with the same meaning.

         [NAME OF DESIGNATING LENDER] (the "Designating Lender"), [NAME OF DESIGNEE] (the "Designee"), the Administrative Agent and the Company agree as follows:

         1. Pursuant to SECTION 2.1(b) of the Agreement, the Designating Lender hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to fund Borrowings pursuant to SECTION 2.1(a) of the Agreement. Any delegation by Designating Lender to Designee of its rights to fund Borrowings pursuant to such SECTION 2.1(b) shall be effective at the time of the funding of such Borrowing and not before such time.

         2. Except as set forth in SECTION 7 below, the Designating Lender makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Paper or any other instrument and document furnished pursuant thereto and
(b) the financial condition of the Company or the performance or observance by the Company of any of its obligations under any Loan Paper or any other instrument or document furnished pursuant thereto.

         3. The Designee (a) confirms that it has received a copy of each Loan Paper, together with copies of the financial statements referred to in SECTIONS
7.5 and 8.2 of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Administrative Agent, the Designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Paper; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under any Loan Paper as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Paper are required to be performed by it as a Lender.

         4. The Designee hereby appoints [Designating Lender or a specified branch or affiliate of Designating Lender] as Designee's Administrative Agent and attorney in fact and grants to [Designating Lender or a specified branch or affiliate of Designating Lender] an irrevocable power of attorney to receive payments made for the benefit of Designee under the Agreement, to deliver and receive all communications and notices under the Agreement and other Loan Papers and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Agreement or other Loan Papers. Any document executed by such Administrative Agent on the Designee's behalf in connection with



                                                                       Exhibit E
the Agreement or other Loan Papers shall be binding on the Designee. The Company, the Administrative Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

         5. Following the execution of this Designation Agreement by the Designating Lender, its Designee and the Company, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

         6. Each of the Company, the Designating Lender and the Administrative Agent hereby (i) acknowledges that the Designee is relying on the non-petition provisions of SECTION 12.16 of the Agreement as agreed to by all signatories thereto and (ii) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

         7. The Designating Lender unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Papers against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Papers or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

         8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Agreement with a right to fund Borrowings as a Designated Lender pursuant to SECTION 2.1(b) of the Agreement and the rights and obligations of a Designated Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee Lender which are then due and payable. Notwithstanding the foregoing, the [Designating Lender or a specified branch or affiliate of Designating Lender], as administrative agent for the Designee, shall be and remain obligated to the Company, the Administrative Agent and the Lenders for each and every of the obligations of the Designee and the Designating Lender with respect to the Agreement, including, without limitation, any indemnification obligations under
SECTION 11.5(c) of the Agreement and any sums otherwise payable to the Company by the Designee.

         9. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

                                                                       Exhibit E

         IN WITNESS WHEREOF, the Designating Lender and the Designee intending to be legally bound, have caused this Designation Agreement to be executed by their officers hereunto duly authorized as of the date first above written.

                                      [NAME OF DESIGNATING LENDER],
                                      as Designating Lender


                                      By:
                                           ------------------------------------
                                      Title:


                                      [NAME OF DESIGNEE], as Designee


                                      By:
                                          -------------------------------------
                                      Title:
                                      Lending Office (and address for notices):


                                      THE WILLIAMS COMPANIES, INC.,
                                      as Company



                                      By:
                                      Title:

Accepted this ___ day
of __________, 200_                   Effective Date:


CREDIT LYONNAIS, NEW YORK BRANCH
as Administrative Agent


By:
    ------------------------------
Title:



                                                                       Exhibit E

                                    EXHIBIT F


              INVESTMENTS DESCRIBED IN SECTION 8.9 OF THE AGREEMENT

Loan Agreement dated as of September 8, 1999, between Williams Communications, Inc., as Borrower, and the Company, as Lender, filed as Exhibit 10.57 to WCG's Form 10-K/A for the fiscal year ended December 31, 1999.

Various immaterial intercompany receivables between the Company or its Subsidiaries and the WCG Subsidiaries for services rendered, which are settled on a reasonably prompt basis. Services are rendered to the WCG Subsidiaries by the Company or its Subsidiaries pursuant to certain intercompany services agreements, all of which are filed as exhibits to WCG's Form 10-K/A for the fiscal year ended December 31, 1999.

As of July 25, 2000, the Company's investment in WCG consists of 395,434,965 shares of Class B common stock.



                                                                       Exhibit F

                                    EXHIBIT G

               EXISTING LOANS AND INVESTMENTS IN WCG SUBSIDIARIES


                                        TWC CONTINUING CONTRACTS TO WHICH WCG IS A PARTY
                                        ------------------------------------------------
                      AGREEMENT                                DATE                           PARTIES
                      ---------                                ----                           -------

Amended and Restated Administrative Services
Agreement but excluding all Service Level Agreements   23-Apr-01              TWC and WCG
included therein other than those listed below

Amended and Restated Administrative Services
Agreement -- Cafeteria Card (SLA No. ASF-11)

Amended and Restated Administrative Services
Agreement -- Catering Services (SLA No. ASF-3)

Amended and Restated Administrative Services
Agreement -- Data Center Floor Space (SLA No. IT-23)

Amended and Restated Administrative Services
Agreement -- Security System Administration  (SLA
No. ASR-2)

Amended and Restated Administrative Services
Agreement -- Telecommunications Support (PBX) (SLA
No. IT-19)

Amended and Restated Administrative Services
Agreement -- Warren Clinic (SLA No. HR-17)

Amended and Restated Administrative Services
Agreement -- Records Management (Revised) (SLA No.
ASF-9)

Amended and Restated Confidentiality and               1-Feb-02               TWC and WCG
Nondisclosure Agreement

Amended and Restated Cross-License Agreement           23-Apr-01              TWC and WCG

Amended and Restated Employee Benefits Agreement       23-Apr-01              TWC and WCG

Amended and Restated Separation Agreement              23-Apr-01              TWC and WCG

Amendment of State of Oklahoma OIC Agreement           23-Apr-01              TWC and WCG

ITWill Assignment and Assumption Agreement             23-Apr-01              TWC and WCG

Mutual Waiver, dated April 23, 2001                    23-Apr-01              TWC and WCG

Professional Services Agreement                        23-Apr-01              TWC, WCG, The Feinberg Group, LLP

Relocation Services Agreement                          2-Jan-02               Williams Relocation Management, Inc.
                                                                              (a TWC subsidiary) and WCG

Restructuring Support Agreement                        23-Feb-02              TWC and WCG

Shareholder Agreement                                  23-Apr-01              TWC and WCG

Trademark License Agreement                            23-Apr-01              TWC and WCG

Guaranty Indemnification                               26-Jul-02              TWC and WCG Agreement

Reaffirmation and Cancellation Agreement               15-Oct-02              TWC and WCG and its Subsidiaries

All agreements and exhibits related to or incorporated by the foregoing that were entered into to implement the transactions contemplated thereby, e.g. Assignment and Assumption Agreements, Bills of Sale.

Agreement Of Purchase And Sale And Construction        26-Feb-01 (as          Williams Headquarters Building Company
Completion                                             amended 13-Mar-01,     and WCL
                                                       13-April-01,
                                                       13-Sep-01, 30-Apr-02



                                                                       Exhibit G

                                        TWC CONTINUING CONTRACTS TO WHICH WCG IS A PARTY
                                        ------------------------------------------------
                      AGREEMENT                                DATE                           PARTIES
                      ---------                                ----                           -------

Agreement To Terminate Aircraft Dry Lease -- N352WC    27-Mar-02              Williams Aircraft Leasing, LLC (a TWC
                                                                              subsidiary) and WCL

Aircraft Dry Lease -- N358WC                           13-Sep-01              Williams Communications Aircraft, LLC
                                                                              (a TWC subsidiary) and WCL

Aircraft Dry Lease -- N359WC                           13-Sep-01              Williams Communications Aircraft, LLC
                                                                              (a TWC subsidiary) and WCL

Bank of Oklahoma Tower Use Agreement                   23-Apr-01              Williams Headquarters Building Company
                                                                              and WCL

Central Plant Lease Agreement                          23-Apr-01 (as          Williams Headquarters Building Company
                                                       amended 13-Sep-01)     and Williams Technology Center, LLC (a
                                                                              WCL subsidiary)

Construction, Operating and Maintenance Agreement      1-Jan-97 (as amended   Transcontinental Gas Pipe Line
                                                       19-Feb-99)             Corporation (a TWC subsidiary) and WCL

Consulting Services Agreement                          29-Oct-01              Williams Pipe Line Company (a TWC
                                                                              subsidiary) and WCL

Co-Occupancy Agreement                                 18-Feb-99              Northwest Pipeline Corporation (a TWC
                                                                              subsidiary) and WCL

Co-Occupancy Agreement                                 22-Feb-99              Williams Gas Pipelines Central, Inc.
                                                                              (a TWC subsidiary) and WCL

Co-Occupancy Agreement                                 1-May-00               Williams Pipe Line Company (a TWC
                                                                              subsidiary) and WCL

Co-Occupancy Agreement                                 5-Mar-99 (as amended   Mid-America Pipeline Company (a TWC
                                                       23-Apr-01)             subsidiary) and WCL

Co-Occupancy Agreement                                 5-Mar-99 (as amended   Williams Field Services Company (a TWC
                                                       23-Apr-01)             subsidiary) and WCL

Dark Fiber IRU Agreement                               26-Feb-01              Transcontinental Gas Pipe Line
                                                                              Corporation (a TWC Subsidiary) and WCL

Fairfax Terminal Station Site Lease                    26-Aug-96              Williams Pipe Line Company (a TWC
                                                                              subsidiary) and WCL

First Amendment to Level 3 Sublease Agreement          1-Jan-99 (as amended   TWC and WCL
                                                       31-Dec-00 and
                                                       assigned 23-Apr-01)

Lease Agreement                                        1-Jan-97               Williams Natural Gas Company (a TWC
                                                                              subsidiary now known as Williams Gas
                                                                              Pipelines Central, Inc.) and WCL

Lease Agreement                                        1-Sep-95               Transcontinental Gas Pipe Line
                                                                              Corporation (a TWC subsidiary) and WCL

Lease Agreement                                        1-Mar-97               Texas Gas Transmission Corporation and
                                                                              WCL

Management Services Agreement                          23-Apr-01 (as          Williams Headquarters Building Company
                                                       amended 13-Sep-01)     and Williams Technology Center, LLC (a
                                                                              WCL subsidiary)

Master Agreement                                       23-Feb-99 (as          Williams Pipe Line Company (a TWC
                                                       amended 23-Apr-01)     subsidiary) and WCL

Nondisclosure Agreement                                29-Oct-01              TWC and WCL

Northwest Plaza Level Amended and Restated Lease       1-Jan-99 (as amended   Original Amended and Restated Lease
Agreement                                              31-Dec-00)             Agreement between Williams


                                                                       Exhibit G

                                        TWC CONTINUING CONTRACTS TO WHICH WCG IS A PARTY
                                        ------------------------------------------------
                      AGREEMENT                                DATE                           PARTIES
                      ---------                                ----                           -------

                                                                              Headquarters Building Company, Landlord,
                                                                              and WCL, Tenant; amendment between
                                                                              TWC, Sublessor, and WCG, Sublessee

Operation, Maintenance and Repair Agreement            19-Feb-99 (as          Mid-America Pipeline Company,
                                                       amended 31-Aug-99)     Northwest Pipeline Corporation, Texas
                                                                              Gas Transmission Corporation,
                                                                              Transcontinental Gas Pipe Line
                                                                              Corporation, Williams Field Services
                                                                              Company, Williams Gas Pipelines
                                                                              Central, Inc. and Williams Pipe Line
                                                                              Company and WCL

Partial Assignment and Assumption Agreement            26-Feb-01              Williams Headquarters Building Company
                                                                              and Williams Technology Center, LLC (a
                                                                              WCL subsidiary)

Sale Agreement                                         14-Feb-97              Williams Pipe Line Company (a TWC
                                                                              subsidiary) and WCL

Southwest Plaza Level Amended and Restated Lease       1-Jan-99               Williams Headquarters Building Company
Agreement                                                                     and WCL

Sublease Agreement                                     1-May-00               Williams Pipe Line Company (a TWC
                                                                              subsidiary) and WCG; WCG assigned its
                                                                              rights to WCL on 2-Apr-02

Technical Services Agreement                           1998                   Spectrum Network Systems Limited (now
                                                                              known as PowerTel Limited, a 45% WCG
                                                                              subsidiary) and Williams International
                                                                              Services Company (a TWC subsidiary)

Teleport Services Agreement                            9-Oct-01               Williams Energy Marketing & Trading
                                                                              co. (a TWC subsidiary and WCL

The Depot Amended and Restated Lease Agreement         1-Jan-99 (as amended   Williams Headquarters Building Company
                                                       31-Dec-00 and          and WCL
                                                       assigned 23-Apr-01)

TWC Corporate Guarantee                                23-Apr-01              TWC guaranteed a TWC subsidiary in
                                                                              favor of a WCL subsidiary

TWC Corporate Guarantee                                23-Apr-01              TWC guaranteed a TWC subsidiary in
                                                                              favor of a WCL subsidiary

TWC Guaranty                                           23-Apr-01              TWC guaranteed a TWC subsidiary in
                                                                              favor of a WCL subsidiary

User Agreement for Pipe                                5-Mar-99 (as amended   Williams Pipe Line Company (a TWC
                                                       23-Apr-01)             subsidiary) and WCL

Utility Service Agreement                              23-Apr-01 (as          Williams Headquarters Building Company
                                                       amended 13-Sep-01)     and Williams Technology Center, LLC (a
                                                                              WCL subsidiary)

Web Hosting and Streaming Services Agreement           2-Oct-00               Williams Energy Services, Inc. (a TWC
                                                                              subsidiary) and WCL

Weld County Sublease Agreement                         19-Apr-96              Williams Natural Gas Company (a TWC
                                                                              subsidiary) and WCL

Declaration of Reciprocal Easements (as amended)       15-Oct-02              Williams Headquarters Building Company
                                                                              and Williams Technology Center, LLC

Membership Unit Purchase Agreement                     15-Oct-02              Williams Aircraft, Inc. and Williams
                                                                              Communications, LLC



                                                                       Exhibit G

                                        TWC CONTINUING CONTRACTS TO WHICH WCG IS A PARTY
                                        ------------------------------------------------
                      AGREEMENT                                DATE                           PARTIES
                      ---------                                ----                           -------

Real Estate Purchase Agreement                         15-Jul-02              Williams Headquarters Building
                                                                              Company, Williams Technology Center,
                                                                              LLC, Williams Communications, LLC,
                                                                              Williams Communications Group, Inc.
                                                                              and Williams Aircraft Leasing, LLC

All agreement and exhibits related to or incorporated by the foregoing that were entered into to implement the transactions contemplated thereby, e.g. Assignment and Assumption Agreements, Bills of Sale.



                                                                       Exhibit G

                                   SCHEDULE I

                                 PERMITTED LIENS


(a) (i) Any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by the Company or any of its Subsidiaries, whether or not assumed by the Company or any of its Subsidiaries, (ii) purchase money, construction or analogous Liens securing obligations incurred in connection with or financing the direct or indirect costs of or relating to the acquisition, construction (including design, engineering, installation, testing and other related activities), development (including drilling), improvement, repair or replacement of property (including such Liens securing Debt or other obligations incurred in connection with the foregoing or within 30 days of the later of (x) the date on which such Property was acquired or construction, development, improvement, repair or replacement thereof was complete or (y) if applicable, the final "in service" date for commencement of full operations of such property), provided that all such Liens attach only to the property acquired, constructed, developed, improved or repaired or constituting replacement property, and the principal amount of the Debt or other obligations secured by such Lien, together with the principal amount of all other Debt secured by a Lien on such property, shall not exceed the gross acquisition, construction, replacement and other costs specified above of or for the property, (iii) Liens on receivables created pursuant to a sale, securitization or monetization of such receivables, and Liens on rights of the Company or any Subsidiary related to such receivables which are transferred to the purchaser of such receivables in connection with such sale, securitization or monetization; provided that the Liens secure only the obligations of the Company or any of its Subsidiaries in connection with such sale, securitization or monetization, (iv) Liens created by or reserved in any operating lease (whether for real or personal property) entered into in the ordinary course of business (excluding Synthetic Leases) provided that the Liens created thereby
(1) attach only to the Property leased to the Company or one of its Subsidiaries, pursuant to such operating lease and (2) secure only the obligations under such lease and supporting documents that do not create obligations other than with respect to the leased property (including for rent and for compliance with the terms of the lease), (v) Liens on property subject to a Capital Lease created by such Capital Lease and securing only obligations under such Capital Lease and supporting documents that do not create obligations other than with respect to the leased property, (vi) any interest or title of a lessor in the property subject to any Capital Lease, Synthetic Lease or operating lease, (vii) Liens in the form of filed Uniform Commercial Code or personal property security statements (or similar filings outside Canada and the United States) to perfect any Permitted Lien, and (viii) Liens on up to four aircraft owned or leased by any Company or any Subsidiary of any the Company.

(b) Any Lien existing on any property of a Subsidiary of the Company at the time it becomes a Subsidiary of the Company and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with the Company or any Subsidiary thereof and not created in contemplation thereof.

(c) Mechanics', materialmen's, workmen's, warehousemen's, carrier's, landlord's or other similar Liens arising in the ordinary course of business securing amounts incurred in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

(d) Liens arising by reason of pledges, deposits or other security to secure payment of workmen's compensation insurance or unemployment insurance, pension plans or systems and other types of social security, and good faith deposits or other security to secure tenders or leases of property or bids, in each case to secure obligations of the Company or any of its Subsidiaries under such insurance, tender, lease, bid or contract, as the case may be; provided, however, that the only Liens permitted by this PARAGRAPH (d) shall be



                                                                      Schedule I

Liens incurred in the ordinary course of business that do not secure any Debt or accounts payable (other than accounts payable to the counterparties or obligees applicable to the foregoing).

(e) Liens on deposits or other security given to secure public or statutory obligations, or to secure or in lieu of surety bonds (other than appeal bonds) and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of the Company or any of its Subsidiaries arising in the ordinary course of business; provided, however, that the aggregate amount of obligations secured by Liens permitted by this PARAGRAPH
(e) shall not exceed 10% of Consolidated Tangible Net Worth of the Company.

(f) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by the Company or any of its Subsidiaries of any business or the exercise by the Company or any of its Subsidiaries of any privilege or license, (ii) to enable the Company or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to the Company or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

(g) Liens incurred in the ordinary course of business upon rights-of-way securing obligations (other than Debt and trade payables) of the Company or any of its Subsidiaries.

(h) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

(i) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

(j) The Lien of taxes, customs duties or other governmental charges or assessments that are not at the time determined (or, if determined, are not at the time delinquent), or that are delinquent but the validity of which is being contested in good faith by the Company or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Company or the relevant Subsidiary of any Company, as the case may be.

(k) The Lien reserved in (i) leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real or personal property leasehold estates or (ii) leases and sub-leases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole.

(l) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

(m) Easements, exceptions or reservations in any property of the Company or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, equipment, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes,



                                                                      Schedule I
or for the joint or common use of real property, facilities and equipment, or in favor of governmental authorities or public utilities, in each case above which do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary.

(n) Rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary.

(o) Any obligations or duties, affecting the property of the Company or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

(p) The Liens of any judgments in an aggregate amount for the Company and all of its Subsidiaries (i) not in excess of $8,500,000, the execution of which has not been stayed and (ii) not in excess of $40,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary, by a stay or appeal bond or other security of similar effect and stay or appeal bonds in respect of the judgments permitted in CLAUSE (ii).

(q) Zoning laws and ordinances.

(r) Liens existing on July 1, 2002, that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002 and listed on Annex A to this Schedule I as secured by such Liens.

(s) Liens existing on July 1, 2002 (i) that cover only immaterial assets and
(ii) that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002.

(t) Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements; provided that (i) such Liens do not secure Debt or accounts payable (other than obligations under such lease or agreement, as the case may be) and (ii) such leases and agreements are entered into in the ordinary course of business.

(u) Liens arising in the ordinary course of business out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, participation, joint venture, joint operating, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, tariffs, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases, sub-leases or rental agreements, royalty interests, overriding royalty interests, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of a Person (each such order, agreement or contract being a "Subject Document"), provided that and to the extent that (i) such Subject Documents are entered into the ordinary course of business and contain terms customary for such documents in the industry, (ii) such permitted Liens shall not include any security interests in accounts receivable or other receivables and do not secure Debt or accounts payable (other than accounts payable arising under the particular Subject Document



                                                                      Schedule I
that creates the Lien), and (iii) such Subject Documents do not create nor do such Liens secure Financing Transactions.

(v) Liens arising by law under SECTION 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas.

(w) Liens arising pursuant to the L/C Collateral Documents which secure the obligations of the Company and its Subsidiaries under the Primary Credit Agreement and the L/C Agreement and certain public debt of the Company, including Liens securing Letters of Credit resulting from the Cash Collateralization thereof in accordance with SECTION 6.2 of the L/C Agreement.

(x) Liens (i) in existence prior to the date hereof in the nature of a right of offset or netting of cash amounts owed arising in the ordinary course of business (and Liens on the trading receivables owed by any trading counterparty and/or affiliate thereof to the Company or any affiliate thereof granted by the Company or any such affiliate thereof under agreements commonly in use in the industry of the Company or such affiliate, but solely to secure the offset or netting rights of such trading counterparty and/or affiliates thereof to the payment of such trading receivables arising from and to the extent of the trading obligations of the Company or any affiliate thereof to such trading counterparty or its affiliates), and (ii) Liens in the nature of a right of offset or netting of cash amounts owed arising in the ordinary course of business granted by EMT to any of EMT's trading counterparties and/or affiliates thereof solely to secure the obligations of EMT to such trading counterparty and/or affiliates thereof (and the offset or netting rights of such trading counterparty and/or affiliates thereof related thereto), including, with respect to EMT only, Liens for such purposes on the trading receivables of EMT arising from amounts owed by such trading counterparty and/or affiliates thereof to EMT; provided, however, that no such Liens granted by EMT shall in any way create rights of offset or netting or Liens against the Company or any Subject Subsidiary or their respective Assets.

(y) Any Lien not permitted by PARAGRAPHS (a) through (x) above or (z) through
(ii) below securing Debt or Specified Escrow Arrangements of the Company or any of its Subsidiaries if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate (without duplication) of the principal or equivalent amount of all Debt of the Company and its Subsidiaries secured by all such Liens not so permitted by PARAGRAPHS (a) through (x) above or (z) through (II) below plus the amount of Attributable Obligations (other than those relating to Liens described in CLAUSE (a)(viii)) of the Company and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by
SECTION 8.14 does not exceed $100,000,000.

(z) To the extent applicable, any overriding royalties or other rights of Pacific Northwest Pipeline Corporation, a Delaware corporation ("Pacific") and Phillips Petroleum Company ("Phillips") or their respective successors in interest under a contract dated January 9, 1953, as amended, between Phillips and Pacific, to which the Company is successor in interest; and the obligations of the Company to surrender, transfer, release or reassign the leases or interests or rights to which said instruments relate under the conditions and upon the occurrence of the events specified in said instruments.

(aa) Any option or other agreement to purchase any property of any Company or any Subsidiary the purchase, sale or other disposition of which is not prohibited by any other provision of this Agreement.

(bb) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof.

(cc) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted to be subject to Liens under this Agreement



                                                                      Schedule I
but subject to the same restrictions and limitations herein set forth as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only obligations that such property is permitted to secure).

(dd) Liens on the Property of a Project Finance Subsidiary or the Equity Interests in such Project Finance Subsidiary securing the Non-Recourse Debt of such Project Finance Subsidiary.

(ee) Liens on cash and short-term investments incurred in the ordinary course of business, consistent with past practice and not for the purpose of securing Debt
(i) deposited by the Company or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or other counterparties or (ii) pledged by the Company or any of its Subsidiaries, in the case of each of CLAUSES (i) and (II) above, to secure its obligations with respect to (x) contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase or sale of any energy-related commodity or (y) interest rate or currency rate management contracts.

(ff) Liens securing Debt of Apco Argentina, Inc. and/or its Subsidiaries; provided that such Liens shall only apply to assets owned directly by Apco Argentina, Inc. and/or its Subsidiaries.

(gg) Liens securing the Barrett Loan.

(hh) Liens securing Permitted Refinancing Debt (as defined below) (and related obligations) covering the substantially the same collateral) securing (immediately prior to such refinancing) the Debt Refinanced (as defined below) by such Permitted Refinancing Debt; provided that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Debt Refinanced (plus the amount of penalties, premiums (including required premiums and the amount of any premiums reasonably determined by any Company being in its best economic interest and as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated repurchase), fees, accrued interest and reasonable expenses and other obligations incurred in connection therewith) at the time of refinancing; and (ii) such Debt is incurred either by the Company or by such Subsidiary that is the obligor of the Debt being Refinanced. "Permitted Refinancing Debt" means any Debt of the Company or any of its Subsidiaries issued to Refinance other Debt of the Company or any such Subsidiaries. "Refinance" means, in respect of any Debt to refinance, extend, renew, refund, repay, prepay, replace, acquire, redeem, defease or retire, or to issue other Debt in exchange or replacement, directly or indirectly for, such Debt in whole or in part.

(ii) Liens extending, renewing or replacing any of the foregoing Liens; provided that the principal amount of the Debt or other obligation secured by such Lien is not increased or the maturity thereof shortened and such Lien is not extended to cover any additional Debt, obligations or property, other than like obligations of no greater principal amount and the substitution of like property (or specific categories of property of the same grantor to the extent the terms of the Lien being extended, renewed or replaced, extended to or covered such categories of property) of no greater value.

(jj) Liens securing the obligations under that certain Master Agreement dated as of March 6, 2000 among The Williams Companies Inc, as Guarantor, Williams TravelCenters, Inc. and certain other subsidiaries of The Williams Companies Inc., as Lessees, Atlantic Financial Group, Ltd., as Lessor, the Lenders party thereto, SunTrust Bank, as Agent, Societe Generale, Southwest Agency, as Documentation Agent and KBC Bank, N.V., as Syndication Agent as amended, supplemented or otherwise modified.

(kk) Liens on cash deposits in the nature of a right of setoff, banker's lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts permitted pursuant to Section 5.01(k) of the Primary Credit Agreement.



                                                                      Schedule I

(ll) Liens securing the Legacy L/Cs resulting from the cash collateralization thereof in accordance with SECTION 3.2(c) of this Agreement.

(mm) Liens occurring in, arising from, or associated with Specified Escrow Arrangements.

(nn) Liens granted in connection with (i) Second Amended and Restated Participation Agreement dated as of January 28, 2002 among Williams Oil Gathering, L.L.C., a Delaware limited liability company, as Lessee, Williams Field Services Company, Inc., a Delaware corporation, as Construction Agent, The Williams Companies, Inc., a Delaware corporation, as Guarantor, Wells Fargo Bank Northwest, National Association, (formerly known as First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A., (successor by merger to First Security Trust Company of Nevada), as Collateral Agent, the financial institutions named therein as Certificate Holders, Hatteras Funding Corporation, a Delaware corporation, as CP Lender, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc Of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended, and related transaction documents and (ii) Second Amended and Restated Participation Agreement dated as of January 28, 2002 among Williams Field Services - Gulf Coast Company, L.P., a Delaware limited partnership, as Lessee, Williams Field Services Company, a Delaware corporation, as Construction Agent, The Williams Companies, Inc., a Delaware corporation, as Guarantor, Wells Fargo Bank Northwest, National Association, (formerly known as First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A., (successor by merger to First Security Trust Company of Nevada), as Collateral Agent, the financial institution named therein as Certificate Holders, Hatteras Funding Corporation, a Delaware corporation, as CP Lender, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc Of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended and related transaction documents.



                                                                      Schedule I

                                     ANNEX A
                                  TO SCHEDULE I


                    LIENS SECURITY EXISTING DEBT/OBLIGATIONS


Liens existing on July 1, 2002, that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002 and listed on Annex A to Schedule I as secured by such Liens. See clause (r) on Schedule I. Inclusion of the items on this Annex shall not be deemed an admission or representation that such items are properly categorized as Debt or that they are secured.

1. Liens granted in connection with the Master Agreement dated as of March 6, 2000, among the Company, as Guarantor, Williams TravelCenters, Inc. and certain other Subsidiaries of the Company, as Lessees, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, Societe Generale, Southwest Agency, as Documentation Agent and KBC Bank, N.V., as Syndication Agent and the Lenders party thereto, as amended, and related transaction documents.

2. Liens granted in connection with the Joint Venture Sponsor Agreement dated as of December 28, 2000, among TWC, as Sponsor and Williams Field Services Company, in favor of Prairie Wolf Investors, L.L.C. ("Investor"), Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons listed therein, as amended, and related transaction documents.

3. Liens granted in connection with the PPH Sponsor Agreement dated as of December 31, 2001, by TWC, as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC ("Investor"), and other Indemnified Persons listed in the agreement, as amended, and related transaction documents.

4. Liens granted in connection with the Parent Support Agreement dated as of December 23, 1998, made by TWC in favor of Castle Associates L.P. ("Castle") and Colchester LLC ("Investor") and the other Indemnified Persons and Guaranteed Parties listed therein, as amended, and related transaction documents.

5. Liens granted in connection with the Loan Agreement dated as of March 17, 1998 Pine Needle LNG Company, LLC among Pine Needle LNG Company, LLC and Central Commercial Lending Institutions as the Lenders and Bank of Montreal as the agent for the Lenders, and related transaction documents.

6. Liens granted in connection with the Finance Agreement among WilPro Energy Services (El Furrial) Limited, Overseas Private Investment Corporation dated as of January 31, 1999, and related transaction documents.

7. Liens granted in connection with the Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association and Bank of America (f/k/a NationsBank of Texas, N.A.), as amended, and related transaction documents.

8. Liens granted in connection with the Loan Agreement dated as of March 31, 1988 between Pan-Alberta Resources Inc. and Canadian Imperial Bank of Commerce, as amended, and related transaction documents.


                                                                      Schedule I

9. Liens granted in connection with the Turbine Financing and Agency Agreement, dated as of April 16, 2002, among Union Bank of California, N.A., WEMT Equipment Statutory Trust 2002, Union Bank of California, N.A., as administrative agent, and Williams Energy Marketing & Trading Company, and related transaction documents.

10. Liens granted in connection with the Amended and Restated LLC Loan Agreement dated as of June 9, 2000 among Millennium Energy Fund, L.L.C. and MEF Production Payment Trust, as amended, and the Amended and Restated Notes Credit Agreement dated as of June 9, 2000 among MEF Production Payment Trust as the Borrower, certain financial institutions thereto, Credit Lyonnais as Syndication Agent, and Bank of Montreal, as Agent, and the Transaction Documents (as defined therein) related thereto.



                                                                      Schedule I

                                   SCHEDULE II

                             MATERIAL CONTROVERSIES

                                      None




                                                                     Schedule II

                                  SCHEDULE III

                               PROGENY FACILITIES

Parent Support Agreement dated as of December 23, 1998, made by The Williams Companies, Inc. in favor of Castle Associates L. P., Colchester LLC, and the other Indemnified Persons and Guaranteed Parties listed therein, as amended. Notwithstanding anything herein to the contrary, for purposes of SECTION 3.2(c) of this Agreement, the outstanding amount of this Progeny Facility shall equal the outstanding Unrecovered Capital (as defined in the Castle Partnership Agreement) of the Limited Partner (as defined in the Castle Partnership Agreement) plus accrued and undistributed First Priority Return (as defined in the Castle Partnership Agreement) to be distributed to the Limited Partner in accordance with Section 4.01(a) of the Castle Partnership Agreement plus all other amounts then due and payable to the Limited Partner.

First Amended and Restated Term Loan Agreement dated as of October 31, 2002, among The Williams Companies, Inc., as Borrower, and Credit Lyonnais New York Branch, as Administrative Agent, and the Lenders named therein, as amended.

Second Amended and Restated Participation Agreement dated as of January 28, 2002, among Williams Oil Gathering, L.L.C., a Delaware limited liability company, as Lessee, Williams Field Services - Company, a Delaware corporation, as Construction Agent, the Company, as Guarantor, Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A. (successor by merger to First Security Trust Company of Nevada), as Collateral Agent, the financial institutions named therein as Certificate Holders, Hatteras Funding Corporation, a Delaware corporation, as CP Lender, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc Of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended.

Second Amended and Restated Participation Agreement dated as of January 28, 2002 among Williams Field Services - Gulf Coast Company, L.P., a Delaware limited partnership, as Lessee, Williams Field Services Company, a Delaware corporation, as Construction Agent, the Company, as Guarantor, Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A. (successor by merger to First Security Trust Company of Nevada), as Collateral Agent, the financial institutions named therein as Certificate Holders, Hatteras Funding Corporation, a Delaware corporation, as CP Lender, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc Of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended by the Consent and First Amendment dated as of July 31, 2002 and the Consent and Second Amendment dated as of October 31, 2002.

Term Loan Agreement dated as of January 29, 1999, among The Williams Companies, Inc., as Borrower, and The Fuji Bank, Limited, as Administrative Agent, and the Banks named therein, as amended.

Joint Venture Sponsor Agreement dated as of December 28, 2000, among the Williams Company, Inc., as Sponsor, and Williams Field Services Company, in favor of Prairie Wolf Investors, L.L.C. Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons listed therein, as amended.

Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association, and Bank of America, N.A.



                                                                    Schedule III

(formerly NationsBank of Texas, N.A.), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended.

Master Agreement dated as of March 6, 2000, among The Williams Companies, Inc., as Guarantor, Williams TravelCenters, Inc. and certain other subsidiaries of the Company, as Lessees, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, Societe Generale, Southwest Agency, as Documentation Agent, and KBC Bank, N.V., as Syndication Agent, and the Lenders party thereto, as amended.

PPH Sponsor Agreement dated as of December 31, 2001, by The Williams Companies, Inc., as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC, and other Indemnified Persons listed in the agreement, as amended. Notwithstanding anything herein to the contrary, for purposes of
SECTION 3.2(c) of this Agreement, the outstanding amount of this Progeny Facility shall equal the outstanding Contributed Capital of the Class B Preferred Member (each as defined in the PPH Company Agreement) plus the accrued and unpaid Class B Priority Return (as defined in the PPH Company Agreement) plus all other amounts then due and payable to the Class B Preferred Member.

Amended and Restated LLC Loan Agreement, dated as of June 9, 2000, among Millennium Energy Fund, L.L.C. and MEF Production Payment Trust, as amended, the Amended and Restated Notes Credit Agreement dated as of June 9, 2000 among MEF Production Payment Trust as Borrower, certain financial institutions, Credit Lyonnais as Syndication Agent, and Bank of Montreal, as Agent, and the Transaction Documents (as defined therein) related thereto.

Outstanding letters of credit as of July 31, 2002 (as set forth on Schedule III to the Primary Credit Agreement) to the extent they have not been fully cash collateralized.

All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with any of the foregoing.



                                                                    Schedule III

                                   SCHEDULE IV

                            ADDITIONAL PUBLIC FILINGS


         1. Consolidated Amended Complaint, In Re Williams Securities Litigation, Case No. 02-CV-72-H(M) in the United States District Court for the Northern District of Oklahoma.



                                                                     Schedule IV

                                   SCHEDULE V

                             PERMITTED DISPOSITIONS


1.       Apco Argentina

         o    Apco Argentina, Inc.

         o    Apco Properties Ltd. (100%)

         o Petrolera Perez Companc S.A. (33.6% - Currently in process of purchasing an additional 5.5%)

2.       Energy International

         o Energy International Corporation (owns "Gas to Liquids" technology).

3.       Discovery

         o Williams Energy, L.L.C. owns a 50% interest in Discovery Producer Services LLC (unregulated) which in turn is the sole member of Discovery Gas Transmission LLC (regulated).

4.       Southern Ute (Collateral)

         o Williams Field Services Company's interest in natural gas pipeline gathering systems totaling approximately 91 miles of pipeline in La Plata County, Colorado, together with all associated real property interests, shipper contracts, and governmental permits, licenses, orders, approvals, certificates of occupancy and other authorizations.

5.       Dry Trail CO(2) Recovery Plant (Collateral)

         o Williams Field Services Company owns and operates a 50 MMcfd CO(2) recovery plant in Texas County, Oklahoma located on 26 acres near the town of Hough, Oklahoma to remove and recycle CO(2) at ExxonMobil's Postle field enhanced oil recovery project.

6.       Aux Sable and Alliance Canada Marketing L.P.

         o Williams Alliance Canada Marketing Inc. has a 14.604% interest in Alliance Canada Marketing Ltd. which owns a 1% interest in and is the general partner of Alliance Canada Marketing L.P. (the "Alliance LP"). Williams Alliance Canada Marketing Inc. also owns a 14.604% limited partnership interest in the remaining 99% of the Alliance LP.

         o Williams Natural Gas Liquids Canada, Inc. has a 14.604% interest in Aux Sable Canada Ltd. which owns a 1% interest in and is the general partner of Aux Sable Canada LP (the "Canada LP"). Williams Natural Gas Liquids Canada, Inc. also owns a 14.604% limited partnership interest in the remaining 99% of the Canada LP.

         o Williams Natural Gas Liquids, Inc. has a 14.604% interest in Aux Sable Liquid Products Inc. which owns a 1% interest in and is the managing general partner of Aux Sable Liquid Products LP (the "Liquid LP"). Williams Natural Gas Liquids, Inc. also owns a 14.604% limited partnership interest in the remaining 99% of the Liquid LP.

7.       Deepwater

         o    Devil's Tower

              The Devil's Tower floating production facility currently under construction that will be located



                                                                      Schedule V
              on block 773 of Mississippi Canyon. The oil and gas export pipelines attached to the Devil's Tower Spar known as Canyon
              Chief and Mountaineer and associated pumps, compressors, platforms and other equipment.

         o    Gunnison

              The oil pipeline known as the Alpine Pipeline that begins at the Gunnison discovery and terminates at the platform located at GA 244.

         o    Canyon Station

              The Canyon Station fixed leg platform located at Main Pass block 261 which processes oil and gas production from deepwater wells located in Mississippi Canyon.

         o    Equity of the Deepwater JV.

         o Collectively, the property referred to in this Item 8 shall be referred to as the "Deepwater Assets;" provided that, for clarification such assets are not subject to the Deepwater Transactions so long as such Deepwater Transactions are in full force and effect.

8.       Gulf Liquids

         o Gulf Liquids New River Project, LLC and its assets and liabilities. Gulf Liquids New River Project LLC is 90% owned by Gulf Liquids Holdings, LLC, which is 100% owned by EM&T.

9.       EM&T (Collateral)

         o    Equity Interest in Williams Energy Marketing & Trading Company.

10.      Worthington Generation, L.L.C. (Collateral)

         o    Equity Interests and assets of Worthington Generation, L.L.C.

11       Williams Generation Company-Hazelton (Collateral)

         o    Equity Interests and assets of Williams Generation
              Company-Hazelton.

12.      Williams Energy (Canada), Inc. and its Subsidiaries

         o Equity Interests and assets of William Energy (Canada), Inc. and its Subsidiaries.

13. Those certain gathering and related assets owned by Goebel Gathering Company, L.L.C. and WFS Gathering Company, L.L.C. subject to purchase and sale agreements with Enbridge Pipelines (Texas Gathering) Inc. dated October 10, 2001 for a purchase price of approximately $9,000,000. (Collateral)

14. Property received from any sale, transfer or other disposition of Collateral made pursuant to SECTION 8.16. (Collateral)



                                                                      Schedule V

15.      Mapco Office Building (Collateral)

16. For the avoidance of doubt, the disposition or redemption of the Class B Units in MLP shall not be a Permitted Disposition.

17. Interests in joint development arrangements existing on July 31, 2002 by Williams Energy Marketing & Trading Company, which are transferred as a result of Williams Energy Marketing & Trading Company's decision not to continue funding.



                                                                      Schedule V

                                  SCHEDULE 2.1

                             LENDERS AND BORROWINGS



                                                         OUTSTANDING                     PERCENTAGE
            NAME AND ADDRESS OF LENDERS                  BORROWINGS                       OF TOTAL
            ---------------------------                  -----------                     ----------

Credit Lyonnais New York Branch                      $ 36,314,900                            10.000%
1301 Avenue of the Americas
New York, New York 10019

Commerzbank  AG New York and Grand Cayman Branches   $ 27,236,175                             7.500%
1230 Peachtree Street, Northeast, Suite 3500
Atlanta, Georgia 30309

The Bank of Nova Scotia                              $ 18,157,450                             5.000%
600 Peachtree Street, Northeast, Suite 2700'
Atlanta, Georgia 30308

Bayerische Hypo-Und Vereinsbank AG, New York Branch  $ 40,854,262                            11.250%
150 East 42nd Street, 29th Floor
New York New York 10048

Mizuho Corporate Bank, Ltd.                          $ 45,393,625                            12.500%
1221 McKinney Street, Suite 4100
Houston, Texas 77010

KBC Bank N.V.                                        $ 18,157,450                             5.000%
245 Peachtree Center Avenue, Suite 2550
Atlanta, Georgia 30303

The Royal Bank of Scotland, plc                      $ 27,236,175                             7.500%
Wall Street Plaza
88 Pine Street, 26th Floor
New York, New York 20005-1801

BNP Paribas                                          $ 18,157,450                             5.000%
1200 Smith Street, Suite 3100
Houston, Texas 77002

Hau Nan Commercial Bank, Ltd.                        $ 18,157,450                             5.000%
Two World Trade Center, Suite 2846
New York, New York 10048

Landesbank Rhenland-Pfalz, Girozentrale              $  9,078,725                             2.500%
Grosse Bleiche 54-56
Mainz, Germany 55092



                                                                    Schedule 2.1

                                                         OUTSTANDING                     PERCENTAGE
            NAME AND ADDRESS OF LENDERS                  BORROWINGS                       OF TOTAL
            ---------------------------                  -----------                     ----------

Abu Dhabi International Bank Inc.                    $ 9,078,725                              2.500%
1020 19th Street, Northwest, Suite 500
Washington, DC 20036

Chang Hwa Commercial Bank, Ltd. New York Branch      $ 9,078,725                              2.500%
One World Trade Center, Suite 3211
New York, New York 10048

Land Bank of Taiwan, Los Angeles Branch              $ 9,078,725                              2.500%
811 Wilshire Boulevard, Suite 1900
Los Angeles, California  90017

Gulf International Bank                              $ 9,078,725                              2.500%
380 Madison Avenue, 21st Floor
New York, New York 10017

Local Oklahoma Bank, N.A.                            $ 9,078,725                              2.500%
2250 East 73rd Street, Suite 200
Tulsa, Oklahoma 74136

Landesbank Schleswig-Holstein Girozentrale           $ 9,078,725                              2.500%
Martensdamm 6
Kiel, Germany  24103

National Bank of Kuwait, S.A.K., Grand Cayman        $ 9,078,725                              2.500%
Branch
299 Park Avenue, 17th Floor
New York, New York 10171

Sumitomo Mitsui Banking Corporation                  $ 9,078,725                              2.500%
277 Park Avenue, 6th Floor
New York, New York 10172

UFJ Bank Limited                                     $ 9,078,725                              2.500%
55 East 52nd Street
New York, New York 10055

First Commercial Bank-New York Agency                $ 9,078,725
76 Madison Avenue, 12th Floor                                                                 2.500%
New York, New York  10016

Bank Polska Kasa Opieki S.A.                         $ 4,539,363                              1.250%
470 Park Avenue South
32nd Street, 15th Floor
New York, New York 10016



                                                                    Schedule 2.1

                                                         OUTSTANDING                     PERCENTAGE
            NAME AND ADDRESS OF LENDERS                  BORROWINGS                       OF TOTAL
            ---------------------------                  -----------                     ----------

Landesbank Saar Girozentrale                         $ 4,539,363                              1.250%
Ulsulenan Strasse
Saabrucken, Germany 266111

Salomon Brothers Holding Company, Inc.               $ 4,539,363                              1.250%
333 West 34th Street, 8th Floor
New York, New York 10001

                     Totals                          $363,149,000                           100.000%



                                                                    Schedule 2.1

                                  SCHEDULE 6.1

                         CONDITIONS PRECEDENT TO CLOSING


         The Agreement shall not become effective unless Administrative Agent has received all of the following (unless otherwise indicated, all documents shall be dated as of October 31, 2002 and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Agreement):

        1. The Agreement. The Agreement (together with all Schedules and Exhibits thereto) executed by the Company, the Guarantors, the Determining Lenders, and Administrative Agent.

        2. Amended Guaranties. An amended and restated Holdings Guaranty and a First Amendment to the LLC Guaranty, in form and substance satisfactory to the Administrative Agent and the Determining Lenders.

         3. Certificate of Incorporation; Articles of Organization. A copy of the Certificate of Incorporation of the Company and the Articles of Organization of each Guarantor, accompanied by certificates that such copies are correct and complete, one dated a Current Date (as used herein, the term "CURRENT DATE" means any date not more than thirty (30) days prior to the Closing Date) issued by the Secretary of State of the state in which such Business Entity is organized, and one dated the Closing Date executed by its Secretary or Assistant Secretary.

         4. Bylaws; Operating Agreement. A copy of the Bylaws of the Company and all amendments thereto, accompanied by a certificate that such copy is correct and complete, dated the Closing Date and executed by the Secretary or Assistant Secretary of the Company, and a copy of the Operating Agreement (or similar formation document) of each Guarantor and all amendments thereto, accompanied by a certificate that such copy is correct and complete, dated the Closing Date and executed by the Secretary or Assistant Secretary of such Guarantor.

         5. Good Standing and Authority. Certificates of the Delaware Secretary of State and the Oklahoma Secretary of State, dated a Current Date, to the effect that the Company and the Guarantors are in good standing with respect to the payment of franchise and similar Taxes (to the extent such information is available) and is duly qualified to transact business in such jurisdiction.

         6. Incumbency. Certificates of incumbency dated as of the Closing Date with respect to all officers and "authorized representatives" of the Company and the Guarantors who will be authorized to execute or attest any of the Loan Papers on behalf of the Company or such Guarantor, executed by the Secretary or an Assistant Secretary of the Company or such Guarantor, as applicable.

         7. Resolutions. Copies of resolutions duly adopted by the Board of Directors of the Company and the Guarantors approving this Agreement and the other Loan Papers and authorizing the transactions contemplated in such Loan Papers, accompanied by a certificate of the Secretary or an Assistant Secretary of the Company or such Guarantor, as applicable dated as of the Closing Date certifying that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in a meeting can hear each other if permitted by applicable Law and, if required by such Law, by its Bylaws), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by its Bylaws), the Board of Directors of the Company or such Guarantor, as applicable, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect (except



                                                                    Schedule 6.1
as any such resolution may be modified by any such other resolution), and are in full force and effect as of the Closing Date.

         8. A certificate of an officer of the Company, dated as of the date of this Agreement (the statements made in each such certificate shall be true on and as of such date), certifying as to (i) the truth, in all material respects, of the representations and warranties contained in this Agreement and the Loan Papers as though made on and as of the date of this Agreement other than any such representations or warranties that, by their terms, refer to a specific date other than such date, in which case as of such specific date and (ii) the absence of any event (x) occurring and continuing after giving effect to this Agreement, the Barrett Loan Agreement and the agreements described in item (11) below and the consummation of the transactions contemplated thereby, or (y) resulting from the execution and delivery of this Agreement and the other Loan Papers and the performance of the Company of its obligations hereunder or under any other Loan Paper, that constitutes a Default.

         9. Opinions of Counsel to the Company. (i) The opinion of the General Counsel to the Company and the Guarantors, addressed to Administrative Agent, Syndication Agent, Documentation Agent, and Lenders, substantially in the form of EXHIBIT D-1, and (ii) the opinion of New York counsel to the Company and the Guarantors, substantially in the form of EXHIBIT D-2, each dated the Closing Date and in form and substance satisfactory to the Administrative Agent.

         10. Payment of Closing Fees and Expenses. Payment of all fees payable on or prior to the Closing Date to Administrative Agent and the Lenders as provided for in SECTION 5 of the Agreement, together with reimbursements to Administrative Agent for all reasonable fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Loan Papers (including, without limitation, reasonable attorneys' fees and expenses).

         11. A duly executed and fully effective (i) amendment and restatement of the L/C Agreement, (ii) amendment and restatement of the Primary Credit Agreement, and (iii) amendment of each of the Progeny Facility documents, other than this Agreement and those automatically amended by virtue of the amendment and restatement of the Primary Credit Agreement, each dated the date of this Agreement and in form and substance satisfactory to the Administrative Agent.



                                                                    Schedule 6.1